                                                                     EXHIBIT 2.2

                                          --------------------------------------
                                          *** Text Omitted and Filed Separately
                                          Confidential Treatment Requested Under
                                          17 C.F.R. Sections 200.80(b)(4),
                                          200.83 and 240.24b-2
                                          --------------------------------------



                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             QUALCOMM INCORPORATED,

                             A DELAWARE CORPORATION,

                            KII ACQUISITION COMPANY,

                             A DELAWARE CORPORATION,

                                       AND

                           KYOCERA INTERNATIONAL, INC.

                            A CALIFORNIA CORPORATION

                          ----------------------------

                             DATED DECEMBER 22, 1999

                          ----------------------------

                                TABLE OF CONTENTS

ARTICLE 1         DEFINITIONS.............................................................        1

        1.1    Certain Defined Terms......................................................        1

        1.2    Other Defined Terms........................................................        9

        1.3    Other Definitional Provisions..............................................       11

ARTICLE 2         PURCHASE AND SALE.......................................................       11

        2.1    Assets to Be Sold..........................................................       11

        2.2    Assumption and Exclusion of Liabilities....................................       14

        2.3    Purchase Price.............................................................       15

        2.4    Closing....................................................................       15

        2.5    Closing Deliveries by the Seller...........................................       15

        2.6    Closing Deliveries by the Purchaser........................................       15

        2.7    Post-Closing Adjustment of the Purchase Price..............................       16

               (a)    September Statement of Net Assets...................................       16

               (b)    Closing Statement Of Net Assets.....................................       16

               (c)    Disputes............................................................       17

               (d)    Purchase Price Adjustment...........................................       18

               (e)    Prorations..........................................................       19

        2.8    Allocation of the Purchase Price...........................................       19

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF THE SELLER............................       19

        3.1    Organization, Authority and Qualification of the Selling Party.............       19

        3.2    No Conflict................................................................       20

        3.3    Governmental Consents and Approvals........................................       20

        3.4    Financial Information......................................................       21

        3.5    No Undisclosed Liabilities.................................................       21

        3.6    Inventories................................................................       21

        3.7    Sales and Purchase Order Backlog...........................................       22

        3.8    Customers..................................................................       22

        3.9    Suppliers..................................................................       22

        3.10   Products and Services......................................................       22

        3.11   Year 2000 Readiness........................................................       23

        3.12   Litigation.................................................................       23

        3.13   Compliance with Laws.......................................................       23

        3.14   Conduct in the Ordinary Course; Absence of Certain Changes, Events and
               Conditions.................................................................       24

        3.15   Permits and Licenses.......................................................       25

        3.16   Environmental Matters......................................................       25

        3.17   Material Contracts.........................................................       26

        3.18   Intellectual Property......................................................       27

        3.19   Real Property..............................................................       28

        3.20   Tangible Personal Property.................................................       29

        3.21   Right, Title and Interest in Tangible Personal Property....................       29

        3.22   Employee Benefit Matters...................................................       30

        3.23   Labor Matters..............................................................       32

        3.24   Key Employees..............................................................       33

        3.25   Taxes......................................................................       33

        3.26   Insurance..................................................................       33

        3.27   Brokers....................................................................       34

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND THE PARENT
                  CORPORATION.............................................................       34

        4.1    Organization and Authority.................................................       34

        4.2    No Conflict................................................................       34

        4.3    Governmental Consents and Approvals........................................       35

        4.4    Litigation.................................................................       35

        4.5    Brokers....................................................................       35

ARTICLE 5         ADDITIONAL AGREEMENTS...................................................       35

        5.1    Conduct of Business Prior to the Closing...................................       35

        5.2    Access to Information......................................................       36

        5.3    Confidentiality............................................................       36

        5.4    Regulatory and Other Authorizations; Notices and Consents..................       38

        5.5    Notice of Developments.....................................................       39

        5.6    No Solicitation or Negotiation.............................................       39

        5.7    Certain Matters Related to Intellectual Property...........................       40

        5.8    Non-Competition and Non-Solicitation.......................................       43

        5.9    Excluded Liabilities.......................................................       44

        5.10   Bulk Transfer Laws.........................................................       44


        5.11   Tax Matters................................................................       44

        5.12   Letters of Credit; Lien Releases...........................................       45

        5.13   Subscriber Business Receivables............................................       46

        5.14   Ancillary Agreements.......................................................       46

        5.15   Further Action.............................................................       47

        5.16   Selection of Tangible Personal Property; Spare Parts.......................       47

        5.17   Relocation and Outsourcing.................................................       48

        5.18   Catastrophic Occurrences...................................................       48

ARTICLE 6         EMPLOYEE MATTERS........................................................       49

        6.1    Employee Selection.........................................................       49

        6.2    Hiring of Employees........................................................       49

        6.3    Employee Liabilities.......................................................       50

        6.4    Service Credit.............................................................       50

        6.5    Indemnity..................................................................       50

        6.6    Certain Other Employee-Related Costs.......................................       51

ARTICLE 7         CONDITIONS TO CLOSING...................................................       51

        7.1    Conditions to Obligations of the Seller....................................       51

        7.2    Conditions to Obligations of the Purchaser.................................       52

ARTICLE 8         INDEMNIFICATION.........................................................       54

        8.1    Survival of Representations and Warranties and Covenants...................       54

        8.2    Indemnification by the Seller..............................................       54

        8.3    Indemnification by the Purchaser and the Parent Corporation................       55

        8.4    Indemnification Procedures.................................................       56

        8.5    Tax Matters................................................................       57

        8.6    Knowledge of Breach........................................................       57

        8.7    Indemnification Exclusive Remedy...........................................       57

        8.8    Subrogation................................................................       57

ARTICLE 9         TERMINATION AND WAIVER..................................................       58

        9.1    Termination................................................................       58

        9.2    Effect of Termination......................................................       58

        9.3    Waiver.....................................................................       58

ARTICLE 10        GENERAL PROVISIONS......................................................       59


        10.1   Expenses...................................................................       59

        10.2   Notices....................................................................       59

        10.3   Public Announcements.......................................................       60

        10.4   Headings...................................................................       60

        10.5   Severability...............................................................       60

        10.6   Entire Agreement...........................................................       60

        10.7   Assignment.................................................................       60

        10.8   No Third-Party Beneficiaries...............................................       60

        10.9   Amendment..................................................................       61

        10.10  Governing Law..............................................................       61

        10.11  Attorneys' Fees............................................................       61

        10.12  Counterparts...............................................................       61

        10.13  Specific Performance.......................................................       61

        10.14  Guarantee of Parent Corporation............................................       61

        10.15  Knowledge..................................................................       61

                            ASSET PURCHASE AGREEMENT

       This ASSET PURCHASE AGREEMENT is entered into on December 22, 1999, by and among QUALCOMM INCORPORATED, a Delaware corporation ("Seller"), KII ACQUISITION COMPANY, a Delaware corporation ("Purchaser"), and KYOCERA INTERNATIONAL, INC., a California corporation ("Parent Corporation").

                                    RECITALS

       A. The Seller and those Affiliates of Seller set forth on Exhibit A (the Seller and such Affiliates being referred to herein as the "Selling Parties") desire to sell to Purchaser and Purchaser desires to purchase from the Selling Parties, the Purchased Assets and in connection therewith Purchaser is willing to assume certain liabilities of the Selling Parties related thereto, all upon the terms and subject to the conditions set forth in this Agreement.

       B. In connection with the closing of the transactions contemplated by this Agreement, Seller and Purchaser intend to enter into certain other related agreements.

       NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

       1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

       "ACTION" means any action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

       "AFFILIATE" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

       "AGREEMENT" or "THIS AGREEMENT" means this Asset Purchase Agreement, dated December 22, 1999, by and among the Seller, the Purchaser and the Parent Corporation (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section 10.9.

       "ANCILLARY AGREEMENTS" means: the (a) Lease Agreements; (b) ASICs Supply Agreement; (c) Transition Services Agreement; (d) Employee Matters Agreement;
(e) Trademark License Agreement; and (f) Retained Business Support Agreement.

       "ANNUAL FINANCIAL STATEMENTS" means the audited consolidated balance sheets of the Seller as of September 26, 1999, together with the related statement of income and cash flows for the fiscal year then ended, included in the Seller's Annual Report on Form 10-K for the fiscal year ended September 26, 1999.

       "ASICS SUPPLY AGREEMENT" means the ASICS Supply Agreement to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit B.

       "ASSUMPTION AGREEMENTS" means the Assumption Agreements to be entered into between the Seller and the Purchaser or Affiliates of the Purchaser at the Closing substantially in the form of Exhibit C.

       "BILLS OF SALE" means the Bills of Sale and Assignment to be executed by the Seller at the Closing substantially in the form of Exhibit D.

       "BUSINESS" means the business of the Selling Parties and Qualcomm Personal Electronics as conducted as of the date hereof relating to designing, developing, manufacturing, marketing, selling, distributing and servicing subscriber products incorporating CDMA technology and related accessories for use in mobile or fixed wireless terrestrial networks, and shall specifically include the 7000 series wireless local loop terminal (but shall not include the 8000 series wireless local loop terminal); provided, however, that the Business shall not include (a) application specific integrated circuits, chips or chipsets which the Seller has developed or is developing for sale, nor the component designs, mask sets and associated software and developmental hardware, or (b) any of the Selling Parties' other businesses, such as, by way of example and not by way of limitation, the following: (i) the design, development, manufacture, marketing or sale of components and associated software for incorporation in third parties' wireless telephones, user terminals, infrastructure products or other equipment or devices, including but not limited to ASICS, chipsets and modules; (ii) the design, development, manufacture, marketing or sale of equipment, software or products relating to the Seller's high data rate, global positioning system and/or net broadcast applications;
(iii) the design, development, manufacture, marketing or sale of terrestrial or satellite based network infrastructure products; and (iv) the design, development, manufacture, marketing or sale of (U) telephones for use in satellite applications (such as Globalstar), (V) equipment, software or products used to test or otherwise measure the performance of telephones or infrastructure equipment, (X) telephones for sale to or use by governmental entities (such as Condor) and high security applications, (Y) equipment, software or products relating to Seller's OmniTracs (or any other tracking or monitoring type activities), Eudora and Digital Cinema activities, or (Z) modules.

       "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of San Diego, California.

       "BUSINESS EMPLOYEE" means any employee of any Selling Party who is employed in the Business.

       "CLOSING STATEMENT CREDITS" means, collectively, (a) the net book value of the personal computers of those employees subject to the Employee Matters Agreement, as such computers are specifically set forth on Section 2.1(b)(xiii) of the Disclosure Schedule , which specified computers shall constitute Excluded Assets, (b) the net book value of those items of Tangible Personal Property that the Purchaser does not elect to purchase pursuant to Section 5.16, which non-selected items of Tangible Personal Property shall constitute Excluded Assets, and (c) the net book value of those spare parts that would otherwise constitute Purchased Inventory that the Purchaser does not elect to purchase pursuant to Section 5.16, which non-selected spare parts shall constitute Excluded Assets.

       "CODE" means the Internal Revenue Code of 1986, as amended through the date hereof.

       "COMPETITIVE ACTIVITIES" means manufacturing, marketing, selling, distributing and servicing commercial terrestrial-based wireless telephones incorporating CDMA technology for use in mobile or fixed wireless terrestrial networks, all as conducted or provided by the Selling Parties and their Affiliates as of the Closing Date and which is encompassed by the Business. Notwithstanding the foregoing, as examples and not by way of limitation, neither the Seller nor any Affiliate of the Seller shall be considered to be engaged in "Competitive Activities" (a) if the Seller or its Affiliates shall engage in any activity contemplated by the preceding sentence that relates to the fulfillment of the Seller's or its Affiliates' obligations under any Excluded Contracts or Excluded Liabilities, (b) if the Seller or its Affiliates make loans to, or otherwise assist in equipment financing for, any Competitive Entity, (c) if the Seller or its Affiliates engage in any activity relating to the design, development, manufacture, marketing or sale of components and associated software for incorporation in third parties' wireless telephones or user terminals, including but not limited to ASICS, chipsets and modules, (d) if the Seller or its Affiliates grant licenses of its intellectual property (including the provision of engineering and technical assistance) to any third party, including any third party that engages in Competitive Activities, (e) if the Seller or its Affiliates shall engage in any activity relating to the design, development, manufacture, marketing or sale of equipment, software or products relating to the Seller's high data rate, global positioning system and/or net broadcast applications, (f) if the Seller or its Affiliates engage in any activity relating to the design, development, manufacture, marketing or sale of terrestrial or satellite based network infrastructure products, (g) if the Seller or its Affiliates engage in any activity relating to the design or development of terrestrial-based wireless telephones incorporating CDMA technology for use in mobile or fixed wireless terrestrial networks, (h) if the Seller or its Affiliates engage in any activity relating to the design, development, manufacture, marketing or sale of non-commercial prototype terrestrial-based wireless telephones incorporating CDMA technology for use in mobile or fixed wireless terrestrial networks, and/or (i) if the Seller or its Affiliates engage in any activity relating to the design, development, manufacture, marketing or sale of (V) telephones for use in satellite applications (such as Globalstar), (W) equipment, software or products used to test or otherwise measure the performance of telephones, (X) telephones for sale to or use by governmental entities (such as Condor) and high security applications, (Y) equipment, software or products relating to Seller's OmniTracs (or any other tracking or monitoring type activities), Eudora and Digital Cinema activities, or (Z) modules.

       "COMPETITIVE ENTITY" means any Person that is engaged in Competitive Activities.

       "CONFIDENTIALITY AGREEMENT" means the nondisclosure agreement, dated as of October 1, 1999, between the Seller and Kyocera Corporation.

       "CONTROL" (including the terms "Controlled By" and "Under Common Control With"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

       "DISCLOSURE SCHEDULE" means the Disclosure Schedule, dated as of the date hereof, delivered by the Seller to the Purchaser.

       "EMPLOYEE MATTERS AGREEMENT" means the Employee Matters Agreement to be entered into between Seller and Purchaser at the Closing containing the principal terms set forth on Exhibit E.

       "ENCUMBRANCE" means any security interest, pledge, mortgage, lien, charge, encumbrance, adverse claim, preferential arrangement, or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

       "ENVIRONMENTAL CLAIMS" means any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any permit under any Environmental Law (hereinafter "Claims"), including, without limitation, (a) any and all Claims by Governmental Authorities for enforcement, cleanup or other actions or damages pursuant to any applicable Environmental Law and (b) any and all Claims by any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

       "ENVIRONMENTAL CONDITION" means a condition relating to or arising or resulting from a failure to comply with any applicable Environmental Law or any permit under any Environmental Law or a release or discharge of a Hazardous Material into the environment.

       "ENVIRONMENTAL LAW" means any Law, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials.

       "EXCLUDED INTELLECTUAL PROPERTY" means all right, title and interest of each Selling Party and its Affiliate in or to (a) except as otherwise provided by the Trademark License Agreement, the name "Qualcomm," and any variations thereof or combinations with such name, (b) any and all Intellectual Property described in clauses "(a)" and "(b)" of the definition of Intellectual Property,
(c) patent cross-license agreements and other intellectual property licenses entered into as part of such cross-license agreements or related to such cross-license agreements, (d) any and all Intellectual Property (whether such Intellectual Property is Owned Intellectual Property or Shared Third Party Intellectual Property) used both in the conduct of the Business and in the conduct of any business of any Selling Party or its Affiliates other than the Business, and (e) any and all Intellectual Property (whether such Intellectual Property is Owned Intellectual Property or licensed to a Selling Party or any of its Affiliates by a third party) that is not used in the conduct of the Business.

       "EXISTING LICENSE AGREEMENT" means that certain Subscriber Unit License Agreement, dated August 31, 1996, between the Seller and Kyocera Corporation, a Japanese corporation, as amended.

       "GOVERNMENTAL AUTHORITY" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

       "GOVERNMENTAL ORDER" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

       "HAZARDOUS MATERIALS" means (a) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain polychlorinated biphenyls, and radon gas, (b) any other chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "toxic substances", "contaminants" or "pollutants", or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance exposure to which is regulated by any Governmental Authority.

       "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

       "INDEBTEDNESS" means, with respect to any Person, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (h) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

       "INTELLECTUAL PROPERTY" means the Selling Parties' and their Affiliates'
(a) inventions, ideas and conceptions of inventions, whether or not patentable, whether or not reduced to practice, and whether or not yet made the subject of a pending patent application or applications, (b) all United States, international and foreign statutory invention registrations, patents, patent registrations and patent applications (including, without limitation, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) and all rights therein provided by international treaties or conventions and all improvements to the inventions disclosed in each such registration, patent or application, (c) trademarks, service marks, certification marks, collective marks, trade dress, logos, domain names, product configurations, trade names, business names, corporate names and other source identifiers, whether or not registered and whether or not currently in use, including all common law rights, and registrations and applications for registration thereof, including, but not limited to, all marks registered in the United States Patent and Trademark Office or in any office or agency of any State or Territory thereof or of any foreign country, and all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing,
(d) copyrighted works, copyrights, whether or not registered, and registrations and applications for registration thereof in the United States and any foreign country, and all rights therein provided by international treaties or conventions, (e) moral rights (including, without limitation, rights of paternity and integrity), and waivers of such rights by others, (f) computer software, including, without limitation, source code, object code, objects, comments, screens, user interfaces, report formats, templates, menus, buttons and icons, and all files, data, documentation and other materials related thereto, (g) confidential and proprietary information, including know-how, trade secrets, manufacturing and production processes and techniques, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (h) copies and tangible embodiments of all the foregoing, in whatever form or medium, (i) all rights to obtain and rights to register trademarks and copyrights, and (j) all rights to sue or recover and retain damages and costs and attorneys' fees for past, present and future infringement of any of the foregoing.

       "INTELLECTUAL PROPERTY CONTRACTS" means the Subscriber Business IP Licenses and each license or sublicense relating to any Shared Third Party Intellectual Property other than shrink wrap license agreements.

       "INVENTORIES" means all inventory (including, without limitation, parts, field replacement units and accessories), merchandise, finished goods, works in process, raw materials, packaging, supplies and other personal property intended to be used in the Business, maintained, held or stored by or for the Selling Parties on the Closing Date.

       "IRS" means the Internal Revenue Service of the United States.

       "LAW" means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, requirement or rule of common law.

       "LEASE AGREEMENTS" means (a) the Lease Agreements to be entered into between the Seller and the Purchaser at the Closing containing the principal terms set forth on Exhibit F and (b) the assignments and subleases of the leases to be entered into pursuant to Section 2.1(a)(ii) as set forth on Exhibit F.

       "LIABILITIES" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

       "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on, the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business is, or would reasonably be expected to be, materially adverse to the Assets or Assumed Liabilities or the operations, employee relationships, customer or supplier relationships, results of operations or the condition (financial or otherwise) of the Business. Notwithstanding the foregoing, in no event shall any of the following constitute a Material Adverse Effect: (a) any circumstance, change or effect generally affecting the industry in which the Selling Parties operate the Business or arising from changes in general business or economic conditions, or (b) any circumstance, change or effect (including, without limitation, delays in customer orders, a reduction in sales, a disruption in supplier, distributor or similar relationships or loss of employees) resulting from the fact that the Purchaser (rather than another party) is the purchaser of the Business, or (c) any circumstance, change or effect resulting from actions taken by the Selling Parties that are required by the Selling Party Documents.

       "OWNED INTELLECTUAL PROPERTY" means that Intellectual Property owned by the Selling Parties or their Affiliates.

       "PERMITTED ENCUMBRANCES" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) are not in excess of $250,000 in the case of a single property or $1,000,000 in the aggregate at any time; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that (i) do not render title to the property encumbered thereby unmarketable and (ii) do not, individually or in the aggregate, materially adversely affect the value of such property or the use of such property for its present purposes.

       "PERMITTED PERCENTAGE" means (a) [***] during the two-year period following the Closing Date and (b) [***] for the remainder of the Restricted Period.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       "PERSON" means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

       "PRE-CLOSING RECEIVABLES" means Subscriber Business Receivables which exist as of 12:01 a.m. on the Closing Date and are owned by a Selling Party as of such time.

       "POST-CLOSING RECEIVABLES" means all Subscriber Business Receivables other than Pre-Closing Receivables.

       "PURCHASER'S ACCOUNTANTS" means PricewaterhouseCoopers LLP, independent accountants of the Purchaser.

       "PURCHASER DOCUMENTS" means this Agreement and any Ancillary Agreements to which the Purchaser or the Parent Corporation is a party and all other agreements, instruments and certificates to be executed and delivered by the Purchaser or the Parent Corporation in connection with this Agreement.

       "QUALCOMM'S INTELLECTUAL PROPERTY" means the Intellectual Property which the Seller owns or has the right to license without the payment of royalties or other consideration to any third party as it exists as of the Closing Date (other than Subscriber Business Intellectual Property and Shared Third Party Intellectual Property); provided, that the term "Qualcomm's Intellectual Property" does not include (a) any Intellectual Property described in clauses "(a)" or "(b)" of the definition of Intellectual Property, other than design patents, (b) the name "Qualcomm" and any variations thereof or combinations with such name, or (c) any Intellectual Property described in clause "(j)" of the definition of Intellectual Property.

       "RECEIVABLES" means any and all accounts receivable (including unbilled receivables) and intercompany receivables reflecting indebtedness from Seller or any Affiliate of Seller to any other Affiliate of Seller or to Seller arising from the conduct of the Business before the Closing Date, whether or not in the ordinary course, together with any unpaid financing charges accrued thereon.

       "REGULATIONS" means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

       "RETAINED BUSINESS SUPPORT AGREEMENT" means the Retained Business Support Agreement to be entered into between Seller and Purchaser at the Closing containing the principal terms contained on Exhibit G.

       "SELLER'S ACCOUNTANTS" means PricewaterhouseCoopers LLP, independent accountants of the Seller.

       "SELLING PARTY DOCUMENTS" means this Agreement and any Ancillary Agreements to which a Selling Party is a party and all other agreements, instruments and certificates to be executed and delivered by any Selling Party in connection with this Agreement.

       "SHARED THIRD PARTY INTELLECTUAL PROPERTY" means that Intellectual Property that is licensed or sublicensed to each Selling Party or its Affiliates by a third party and that is used both in the conduct of the Business and in the conduct of any business of such Selling Party or its Affiliates other than the Business.

       "SPECIFIC ASSETS" of any Selling Party means the Assets which such Selling Party directly or indirectly owns or to which it is directly or indirectly entitled.

       "SUBSCRIBER BUSINESS IP LICENSES" means those agreements and other contracts pursuant to which a third party has licensed or sublicensed to the Selling Parties or their Affiliates any trademarks, service marks, trade names, copyrights and applications therefor or software used by the Selling Parties or their Affiliates exclusively in the conduct of the Business.

       "SUBSCRIBER BUSINESS RECEIVABLES" means, as of any time, all trade accounts receivable (including unbilled receivables), together with any unpaid financing charges accrued thereon, arising from the conduct of the Business (whether or not in the ordinary course).

       "TAX" OR "TAXES" means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

       "TRADEMARK LICENSE AGREEMENT" means the Trademark License Agreement to be entered into by Seller and Purchaser containing the principal terms set forth on Exhibit H.

       "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement to be entered into between Seller and Purchaser at the Closing containing the principal terms set forth on Exhibit I.

       "U.S. GAAP" means United States generally accepted accounting principles and practices in effect from time to time applied consistently by the Seller throughout the periods involved.

       1.2 OTHER DEFINED TERMS. The following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

TERM                                               SECTION

Accountant's Report                                2.7(b)
Assets                                             2.1(a)
Assumed Contract                                   5.18
Assumed Liabilities                                2.2(a)
Business Financial Statements                      3.4

Business Systems                                   3.11
Catastrophic Occurrence                            5.18
Closing                                            2.4
Closing Date                                       2.4
Closing Net Book Value                             2.7(a)
Closing Statement Credits                          2.7(a)
Closing Statement of Net Assets                    2.7(a)
Customer                                           5.18
Deferred Amounts                                   6.6
Dispute Threshold                                  2.7(c)(ii)
ERISA                                              3.22(a)
ERISA Affiliate                                    3.22(c)
Excluded Assets                                    2.1(b)
Excluded Contracts                                 2.1(b)(ii)
Excluded Liabilities                               2.2(b)
Final Closing Net Book Value                       2.7(d)
FMLA                                               6.2
Independent Accounting Firm                        2.7(c)(ii)
Leased Real Property                               3.19(b)
Leases                                             3.19(b)
Licensed Intellectual Property                     5.7(a)
Loss                                               8.2(a)
Material Contracts                                 3.17(a)(i)
Material Intellectual Property                     3.18(b)
Material Operations Contracts                      3.17(a)(i)
Multiemployer Plan                                 3.22(b)
 Omitted Tangible Personal Property                5.15(a)
Owned Real Property                                3.19(a)
Permits                                            3.15
Plans                                              3.22(a)
Purchase Price.                                    2.3
Purchased Inventories                              2.1(a)(iv)
Purchaser                                          Preamble
Purchaser Indemnitees                              8.2(a)
Purchaser Non-Solicit Period                       5.8(c)
Restricted Period                                  5.8(a)
Real Property                                      3.19(b)
Selected Seller Employees                          6.1
Selected QPE Employees                             6.1
Seller                                             Preamble
Seller Indemnitees                                 8.3(a)
Seller Non-Solicit Period                          5.8(b)
September Net Book Value                           2.7(a)
September Statement of Net Assets                  2.7(a)
Subscriber Business Intellectual Property          2.1(a)(vi)
Supplier Systems                                   3.11


Tangible Personal Property                         3.20
Third Party Claims                                 8.4
Transferred Customer Contracts                     2.1(a)(i)
Transferred Employees                              6.3
WARN                                               3.22(f)
Year 2000 Plan.                                    3.11
Year 2000 Ready                                    3.11

       1.3 OTHER DEFINITIONAL PROVISIONS.

              (a) The terms "dollars" and "$" shall mean United States dollars.

               (b) Terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

                                    ARTICLE 2

                                PURCHASE AND SALE

              2.1 ASSETS TO BE SOLD.

               (a) On the terms and subject to the conditions of this Agreement, the Seller shall, on the Closing Date, sell, assign, transfer, convey and deliver to the Purchaser, or cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, and the Purchaser shall purchase from the Selling Parties and their Affiliates, on the Closing Date, all their right, title and interest as of the Closing Date in and to all of the assets, properties, goodwill and business of every kind and description and wherever located, whether tangible or intangible, real, personal or mixed, directly or indirectly owned by the Selling Parties and their Affiliates or to which they are directly or indirectly entitled and, in any case, primarily used or intended to be primarily used in the Business as conducted as of the Closing Date, other than the Excluded Assets (the assets to be purchased by the Purchaser being referred to as the "Assets"), including, without limitation, the following:

                       (i) those agreements, contracts, purchase orders and other instruments set forth in Section 2.1(a)(i) of the Disclosure Schedule and subject to Section 5.1, those additional agreements, contracts, purchase orders and other instruments (other than agreements, contracts or other instruments which relate to or constitute Excluded Intellectual Property) entered into between the date of this Agreement and the Closing Date which relate primarily to the Business (collectively the "Transferred Customer Contracts") (which shall not include rights or obligations related to the provision of network infrastructure products, test and deployment products or modules);

                       (ii) leasehold interests in, to and under the Real Property, identified in Section 2.1(a)(ii) of the Disclosure Schedule, upon the terms set forth on Exhibit F;

                       (iii) all other contracts, agreements, leases, commitments, and sales and purchase orders, and all commitments, bids and offers (to the extent such offers are transferable) to the extent primarily used or intended to be primarily used in the Business, including, without limitation, such items as are set forth on Section 2.1(a)(iii) of the Disclosure Schedule;

                       (iv) all Inventories primarily used or intended to be primarily used in the Business (collectively, the "Purchased Inventories");

                       (v) all furniture, fixtures, equipment, machinery, vehicles and other tangible personal property primarily used or held primarily for use at the locations at which the Business is conducted, or otherwise owned or held primarily for use in the conduct of the Business that is selected by Purchaser from Section 3.20 of the Disclosure Schedule pursuant to the procedures set forth in Section 5.16 (which shall exclude the personal computers referenced in clause "(a)" of the definition of Closing Statement Credits) which are selected by the Purchaser pursuant to Section 5.16 (with only those items selected to be deemed to constitute Assets), other than such assets primarily used or intended to be used in connection with the Excluded Contracts;

                       (vi) all Owned Intellectual Property, other than Excluded Intellectual Property, used exclusively in the conduct of the Business, and all Subscriber Business IP Licenses, subject to the provisions of Section 5.7(b) (collectively, the "Subscriber Business Intellectual Property");

                       (vii) other than for experimental FCC licenses, all municipal, state and federal franchises, permits, licenses, agreements, waivers and authorizations primarily held or used in connection with the Business, to the extent transferable;

                       (viii) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof), primarily pertaining to or primarily arising out of the Business, except to the extent any of the foregoing relates to the Excluded Assets or the Excluded Liabilities;

                       (ix) all books of account, general, financial, tax and personnel records, invoices, shipping records, supplier lists, correspondence and other documents, records and files and all computer software and programs and any rights thereto primarily used in, or primarily relating to, the Business;

                       (x) all sales and promotional literature, customer lists and other sales-related materials designed for and intended to be used in the Business;

                       (xi) the Business as a going concern and the goodwill relating to the Business; and

                       (xii) all other assets, rights and claims of every kind and nature primarily used or intended to be primarily used in the operation of the Business.

               (b) The Assets shall exclude, and Purchaser shall not acquire any interest in or any rights under, in or relating to, the following assets owned by the Selling Parties and their Affiliates (the "Excluded Assets"):

                       (i) all items of Excluded Intellectual Property;

                       (ii) all rights in, to and under the contracts listed on
Section 2.1(b)(ii) of the Disclosure Schedule and all other contracts not included in the Transferred Customer Contracts (the "Excluded Contracts");

                       (iii) all rights in, to and under the Transferred Customer Contracts to the extent related to the provision of network infrastructure products, test and deployment products or modules;

                       (iv) except as otherwise provided by the Lease Agreements, all Owned Real Property;

                       (v) all cash, cash equivalents and bank accounts;

                       (vi) all Inventories not primarily used or intended to be used in the Business and the spare parts Inventory not selected by the Purchaser pursuant to Section 5.16;

                       (vii) all Receivables, whether or not related to the Business, including all Pre-Closing Receivables;

                       (viii) the capital stock, notes and other securities of, and all other interests in, any Person, including, without limitation, all subsidiaries and all investments in other entities;

                       (ix) all federal, state and local income and franchise tax credits and tax refund claims (and any foreign equivalents thereof) relating to or arising out of the Business prior to the Closing;

                       (x) all rights under this Agreement and the Ancillary Agreements;

                       (xi) any insurance policies and all rights of every nature and description under or arising out of such insurance policies;

                       (xii) all right, title and interest on the Closing Date in, to and under all other assets, properties, goodwill and business of every kind, wherever located, whether tangible or intangible, real, personal or mixed, not primarily used or intended to be primarily used in the operation of the Business;

                       (xiii) all right, title and interest on the Closing Date in, to and under all assets set forth on Section 2.1(b)(xiii) of the Disclosure Schedule; and

                       (xiv) the personal computers referenced in clause "(a)" of the definition of Closing Statement Credits and those items of Tangible Personal Property that the Purchaser does not elect to purchase pursuant to
Section 5.16.

       2.2 ASSUMPTION AND EXCLUSION OF LIABILITIES.

               (a) On the terms and subject to the conditions of this Agreement (including, without limitation any contrary provisions which may be contained in Section 2.2(b)), Purchaser shall, on the Closing Date, assume and shall pay, perform and discharge when due only the following and no other Liabilities of the Selling Parties as of the Closing Date (the "Assumed Liabilities"):

                       (i) Liabilities primarily arising out of or relating to the Business to the extent such Liabilities are reflected on the Closing Statement of Net Assets, as adjusted pursuant to Section 2.7, including all accrued liabilities (other than liabilities for accrued payroll taxes, sales taxes, salary, benefits and vacation and sick pay) to the extent reflected or reserved for on the Closing Statement of Net Assets, as adjusted pursuant to
Section 2.7;

                       (ii) all Liabilities arising out of the Transferred Customer Contracts, and other contracts, agreements, leases, commitments, sales and purchase orders, bids and offers that are included in the Assets and which are reflected on the Closing Statement of Net Assets or which accrue on or after the Closing Date;

                       (iii) those employment related Liabilities, if any, expressly assumed by the Purchaser pursuant to Article VI;

                       (iv) all Liabilities for accounts payable for goods and services received or rendered on or after the Closing Date; and

                       (v) except as otherwise provided in Section 5.18, all Liabilities with respect to product warranties and service obligations arising out of or relating to the operations of the Subscriber Business or any products manufactured, sold or distributed on behalf of the Subscriber Business.

               (b) Notwithstanding anything to the contrary set forth in Section 2.2(a), the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Liabilities of the Selling Parties, other than the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation:

                       (i) all Taxes now or hereafter owed by the Selling Parties or any Affiliates of the Selling Parties, or attributable to the Assets or the Business, relating to any period, or any portion of any period, ending prior to the Closing Date, subject to Section 5.11(c);

                       (ii) all Liabilities to the extent relating to or arising out of the Excluded Assets;

                       (iii) all employment-related Liabilities other than those expressly assumed by Purchaser, if any, pursuant to Article VI; and

                       (iv) all Liabilities for accounts payable for goods and services received or rendered prior to the Closing Date.

       2.3 PURCHASE PRICE. As partial consideration for the sale of the Assets, at the Closing, Purchaser shall pay to Seller, by wire transfer of immediately available funds, the sum of [***] subject to adjustment as contemplated by
Section 2.7 (the "Purchase Price").

       2.4 CLOSING. Subject to the terms and conditions of this Agreement, the sale and purchase of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Seller at 10:00 a.m. (Pacific Standard Time) on the later to occur of (i) February 21, 2000 or (ii) the third Business Day following the satisfaction or waiver of all conditions to the obligations of the parties set forth in Article VII, or at such other place or at such other time or on such other date as the Seller and the Purchaser may mutually agree upon in writing (the day on which the Closing takes place being the "Closing Date"). Notwithstanding anything contained in this Agreement to the contrary, for the purposes of this Agreement, the Closing shall be deemed to have occurred as of 12:01 a.m., Pacific Standard Time, on the Closing Date.

       2.5 CLOSING DELIVERIES BY THE SELLER. At the Closing, the Seller (and, to the extent applicable, the Selling Parties) shall deliver or cause to be delivered to the Purchaser:

               (a) one or more Bills of Sale in the form of Exhibit D and such other instruments, in form and substance reasonably satisfactory to the Purchaser and the Seller, as may be reasonably requested by the Purchaser to evidence such transfer of any Assets on the public records;

               (b) an executed counterpart of the (i) ASICs Supply Agreement,
(ii) Transition Services Agreement, (iii) Employee Matters Agreement, (iv) Trademark License Agreement, (v) Lease Agreements, and (vi) Retained Business Support Agreement;

               (c) a receipt for the Purchase Price; and

               (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.2.

       2.6 CLOSING DELIVERIES BY THE PURCHASER. At the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

               (a) the Purchase Price, by wire transfer in immediately available funds to a bank account in the United States to be designated by the Seller in a written notice to the Purchaser at least two Business Days prior to the Closing;

               (b) an executed counterpart of the (i) ASICs Supply Agreement,
(ii) Transition Services Agreement, (iii) Employee Matters Agreement, (iv) Trademark License Agreement, (v) Lease Agreements, and (vi) Retained Business Support Agreement;

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               (c) the Assumption Agreements, executed by the Purchaser; and

               (d) the opinions, certificates and other documents required to be delivered pursuant to Section 7.1.

       2.7 POST-CLOSING ADJUSTMENT OF THE PURCHASE PRICE. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.7.

               (a) SEPTEMBER STATEMENT OF NET ASSETS. The Seller has prepared and delivered to the Purchaser a schedule of specified assets and liabilities of the Business as of the close of business on September 26, 1999 attached hereto as Section 2.7 of the Disclosure Schedule (the "September Statement Of Net Assets"), which the Seller represents was prepared in accordance with U.S. GAAP applied on a basis consistent with the preparation of the Annual Financial Statements, reflecting only the book value of the Assets and the Assumed Liabilities (as the same shall exist as of September 26, 1999) and eliminating the book value of the Excluded Assets and the Excluded Liabilities (as the same shall exist as of September 26, 1999), except that the September Statement Of Net Assets does not present the operating leases of the Business in accordance with U.S. GAAP and includes the Excluded Assets described in subparagraphs (a),
(b) and (c) of the definition of "Closing Statement Credits." The specified net assets of the Business as of September 26, 1999 (the "September Net Book Value") shall be calculated as the excess of the book value of the Assets as of September 26, 1999 over the book value of the Assumed Liabilities as of September 26, 1999; provided, however, that notwithstanding the foregoing, the parties agree that the book value of certain Assets will be reflected in the September Net Book Value in accordance with the following methodologies:[***]

               (b) CLOSING STATEMENT OF NET ASSETS. As promptly as practicable, but in any event within 60 calendar days following the Closing Date, the Seller shall at its expense prepare and deliver to the Purchaser a schedule of specified assets and liabilities of the Business as of the close of business on the day immediately preceding the Closing Date (the "Closing Statement Of Net Assets") prepared in accordance with U.S. GAAP applied on a basis consistent with the preparation of the September Statement of Net Assets (except that the Closing Statement of Net Assets will not present the operating leases of the Business in accordance with U.S. GAAP and will exclude the Excluded Assets described in subparagraphs (a), (b) and (c) of the definition of Closing Statement Credits), reflecting only the book value of the Assets and the Assumed Liabilities (as the same shall exist as of the close of business on the day immediately preceding the Closing Date) and eliminating the book value of the Excluded Assets and the Excluded Liabilities (as the same shall exist as of the close of business on the day immediately preceding the Closing Date), together with (i) a report thereon of the Seller's Accountants stating that the Closing Statement of Net Assets fairly presents the Assets and the Assumed Liabilities at the Closing Date in accordance with U.S. GAAP (the "Accountant's Report"), and (ii) a certification of the chief financial officer or chief accounting officer of the Seller to the effect that the Closing Statement of Net Assets has been prepared in compliance with the requirements

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

of this Section 2.7. The Purchaser and the Parent Corporation will use reasonable commercial efforts to cooperate in any audit conducted by the Seller's Accountants in connection with the preparation of the Accountant's Report, including but not limited to providing to Seller's Accountants any necessary engagement letters and management representation letters as are customary and appropriate. The specified net assets of the Business as of the close of business on the day immediately preceding the Closing Date (the "Closing Net Book Value") shall be calculated as the excess of the book value of the Assets reflected on the Closing Statement of Net Assets over the book value of the Assumed Liabilities reflected on the Closing Statement of Net Assets; provided, however, that notwithstanding the foregoing, the parties agree that the book value of certain Assets will be reflected in the Closing Net Book Value in accordance with the methodologies set forth in Section 2.7(a).

               (c) DISPUTES.

                       (i) Subject to clause (ii) of this Section 2.7(c), the Closing Statement of Net Assets delivered by the Seller to the Purchaser shall be deemed to be and shall be final, binding and conclusive on the parties hereto.

                       (ii) The Purchaser may dispute any amounts reflected on the Closing Statement of Net Assets to the extent the net effect of such disputed amounts in the aggregate would affect the Closing Net Book Value reflected on the Closing Statement of Net Assets by more than [***] of the Closing Net Book Value (the "Dispute Threshold"), but only on the basis that the amounts reflected on the Closing Statement of Net Assets were not arrived at in accordance with U.S. GAAP applied on a basis consistent with the preparation of the September Statement of Net Assets (other than with respect to the treatment of operating leases and other than with respect to those items described in the definition of Closing Statement Credits) or that the amounts reflected thereon do not properly adjust to include only the book value of the Assets and the Assumed Liabilities and to eliminate the book value of the Excluded Assets and the Excluded Liabilities; provided, however, that the Purchaser shall have notified the Seller and the Seller's Accountants in writing of each disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within twenty (20) Business Days of the later of the Seller's delivery of the Closing Statement of Net Assets and the Seller's delivery of the Accountant's Report to the Purchaser. In the event of such a dispute, the Seller's Accountants and the Purchaser's Accountants shall attempt to reconcile their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the parties hereto. If any such resolutions by the Purchaser's Accountants and the Seller's Accountants leaves in dispute amounts the net effect of which in the aggregate would not affect the Closing Net Book Value reflected on the Closing Statement of Net Assets by more than the Dispute Threshold, all such amounts remaining in dispute shall then be deemed to have been resolved in favor of the Closing Statement of Net Assets delivered by the Seller to the Purchaser. If the Seller's Accountants and the Purchaser's Accountants are unable to reach a resolution with respect to all amounts in dispute within ten Business Days after receipt by the Purchaser and the Purchaser's Accountants of the Seller's written notice of dispute, the Seller's Accountants and the Purchaser's Accountants shall submit the items remaining in dispute for resolution to an independent accounting firm of international reputation mutually acceptable to the Purchaser and the Seller (the "Independent Accounting Firm"), which shall, within ten Business Days after such submission, determine and report to the Purchaser and the Seller upon

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser.

                       (iii) In acting under this Agreement, the Purchaser's Accountants, the Seller's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

                       (iv) Notwithstanding anything to the contrary set forth in this Section 2.7(c), no adjustment to the Closing Net Book Value reflected on the Closing Statement of Net Assets pursuant to this Section 2.7(c) shall be made with respect to amounts disputed by the Purchaser pursuant to this Section 2.7(c), unless the net effect of the amounts successfully disputed by the Purchaser (by resolution of the Seller's Accountants and the Purchaser's Accountants and, if applicable, by determination of the Independent Accounting
Firm) in the aggregate is to decrease the Closing Net Book Value reflected on the Closing Statement of Net Assets by at least the amount of the Dispute Threshold, in which case such adjustment shall be made in the full amount of such amounts successfully disputed by the Purchaser.

                       (v) The fees and disbursements of the Independent Accounting Firm, if any, shall be borne by (A) the Purchaser, if the net effect of the amounts successfully disputed by the Purchaser in the aggregate is to decrease the Closing Net Book Value reflected on the Closing Statement of Net Assets by less than the amount of the Dispute Threshold, and (B) by the Seller, if the net effect of the amounts successfully disputed by the Purchaser in the aggregate is to decrease the Closing Net Book Value reflected on the Closing Statement of Net Assets by at least the amount of the Dispute Threshold.

               (d) PURCHASE PRICE ADJUSTMENT. The Closing Net Book Value shall be deemed final (the "Final Closing Net Book Value") for the purposes of this
Section 2.7 upon the earlier of (i) the failure of the Purchaser to notify the Seller of a dispute within 20 Business Days of the later of the Seller's delivery of the Closing Statement of Net Assets to the Purchaser and the Seller's delivery of the Accountant's Report to the Purchaser, (ii) the resolution of all disputes, pursuant to Section 2.7(c)(ii), by the Purchaser's and the Seller's Accountants and (iii) the resolution of all disputes, pursuant to Section 2.7(c)(ii), by the Independent Accounting Firm. Within three Business Days of the Closing Statement of Net Assets being deemed final, a Purchase Price adjustment shall be made as follows:

                       (i) in the event that the September Net Book Value reflected on the September Statement of Net Assets exceeds the Final Closing Net Book Value, then the Purchase Price shall be adjusted downward in an amount equal to such excess, and the Seller shall, within three Business Days of such determination, pay such amount, together with interest thereon, from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its reference rate from the Closing Date to the date of such payment, to the Purchaser by wire transfer in immediately available funds; and

                       (ii) in the event that the Final Closing Net Book Value exceeds the September Net Book Value reflected on the September Statement of Net Assets, then the Purchase Price shall be adjusted upward in an amount equal to such excess and the Purchaser shall, within three Business Days of such determination, pay the amount of such excess together with interest thereon, from the Closing Date through the date of payment at the rate of interest publicly announced by Citibank, N.A. or any successor thereto in New York, New York from time to time as its reference rate from the Closing Date to the date of such payment, to the Seller by wire transfer in immediately available funds.

               (e) PRORATIONS. Notwithstanding anything to the contrary set forth in this Section 2.7, the parties agree that the following expenses shall (to the extent not otherwise already reflected in the Closing Date Statement) be prorated. All personal property taxes and assessments which are past due on the Assets will be paid by the Seller on or before the Closing Date together with any penalty or interest thereon. Utility fees, current personal property taxes, classified telephone book advertising, real property taxes with respect to real property leased pursuant to the Lease Agreements, and all other costs and expenses paid by any Selling Party which relate directly to the day-to-day operation of the Business after the Closing Date and which will materially benefit the Purchaser in its day-to-day operation of the Business, will be prorated and adjusted between the Purchaser and the Seller as of 12:01 a.m. on the Closing Date on a due date basis. If current tax bills are unavailable on the Closing Date, the prior year's tax bills will be used for proration purposes and taxes will be re-prorated between the Purchaser and the Seller when the current tax bills are received.

       2.8 ALLOCATION OF THE PURCHASE PRICE. The sum of the Purchase Price (and all other capitalized costs) shall be allocated among the Assets as agreed upon between the Purchaser and the Seller prior to Closing. Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the allocation hereunder in a manner consistent with Treasury Regulation Section 1.1060-1T(f). For all purposes (including tax, financial and accounting), the Purchaser and the Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement and that neither of them will take any position inconsistent therewith in any Tax return, in any refund claim, in any litigation, or otherwise without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

       As an inducement to the Purchaser to enter into this Agreement, the Seller hereby represents and warrants to the Purchaser as follows as of the Closing Date:

       3.1 ORGANIZATION, AUTHORITY AND QUALIFICATION OF THE SELLING PARTY. Each Selling Party is a corporation or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary corporate and authority to enter into the Selling Party Documents to which it is a party, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. Each Selling Party is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the Assets owned or leased by it or the operation of the Business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially adversely affect (a) the ability of such Selling Party to carry out its obligations under, and to consummate the transactions contemplated by, the Selling Party Documents to which it is a party and (b) the ability of such Selling Party to conduct the Business as it is currently being conducted. The execution and delivery of the Selling Party Documents to which it is a party by each Selling Party, the performance by such Selling Party of its obligations thereunder and the consummation by such Selling Party of the transactions contemplated thereby have been duly authorized by all requisite action on the part of such Selling Party. No approval of the stockholders of any Selling Party is required in connection with the execution and delivery of any Selling Party Documents by any Selling Party, the performance by any Selling Party of its obligations thereunder or the consummation by any Selling Party of the transactions contemplated thereby. This Agreement has been duly executed and delivered by the Seller and (assuming due authorization, execution and delivery by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally and (b) general principles of equity, including specific performance, injunctive relief and other equitable remedies. The Selling Party Documents to which it is a party will be duly executed and delivered by each Selling Party, and (assuming due authorization, execution and delivery by the Purchaser) the Selling Party Documents to which it is a party will constitute, legal, valid and binding obligations of such Selling Party enforceable against such Selling Party in accordance with their respective terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally and (b) general principles of equity, including specific performance, injunctive relief and other equitable remedies.

       3.2 NO CONFLICT. Assuming that all consents, approvals, authorizations and other actions described in Section 3.3 have been obtained and all filings and notifications listed in Section 3.3 of the Disclosure Schedule have been made, the execution, delivery and performance of the Selling Party Documents to which it is a party by each Selling Party do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of such Selling Party, (b) conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any Law or Governmental Order applicable to such Selling Party or the Assets or the Business, or (c) except for the required consents described in
Section 3.2(c) of the Disclosure Schedule, conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which such Selling Party is a party or by which any of the Assets is bound or affected, except, in the case of clauses (b) and (c), as would not have a Material Adverse Effect and would not prevent or materially delay consummation by any Selling Party of the transactions contemplated by this Agreement.

       3.3 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance by each Selling Party of the Selling Party Documents to which it is a party do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) as described in Section 3.3 of the Disclosure Schedule,
(b) the notification requirements of the HSR Act and (c) where the failure to obtain such consent, approval, authorization or order would not have a Material Adverse Effect and would not prevent or materially delay consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

       3.4 FINANCIAL INFORMATION. Section 3.4 of the Disclosure Schedule contains true and complete copies of (a) the unaudited statements of income of the Business for the last three fiscal quarters in the fiscal year ended September 27, 1998 and for the fiscal year ended September 26, 1999 (the "Business Financial Statements") and (b) the September Statement of Net Assets. The Business Financial Statements and the September Statement of Net Assets (a) were prepared in accordance with the books of account and other financial records of the Business, (b) present fairly the financial condition and results of operations of the Business as of the dates thereof or for the periods covered thereby, (c) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Business throughout the periods involved (except that the unaudited financial statements may not contain footnotes and except for the treatment of operating leases) and (d) include or will include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Business and the results of the operations of the Business as of the dates thereof or for the periods covered thereby.

       3.5 NO UNDISCLOSED LIABILITIES. As of the date hereof, there are no Liabilities of any Selling Party related to the Business other than Liabilities
(a) reflected or reserved against on the September Statement of Net Assets, (b) disclosed in Section 3.5 of the Disclosure Schedule, (c) incurred since September 26, 1999 in the ordinary course of business, consistent with past practice, of the Business and which do not (individually, or in the aggregate) and would not reasonably be expected to have (individually, or in the aggregate) a Material Adverse Effect, (d) arising in the ordinary course under contracts assumed by the Purchaser under this Agreement or (e) which are Excluded Liabilities. Reserves are reflected on the September Statement of Net Assets against all Liabilities of each Selling Party related to the Business, other than Liabilities relating to the Excluded Assets and Excluded Liabilities, in amounts that have been established on a basis consistent with the past practices of the Business and in accordance with U.S. GAAP.

       3.6 INVENTORIES. Subject to amounts reserved therefor on the September Statement of Net Assets, the values at which all Inventories are carried on the September Statement of Net Assets reflect the historical inventory valuation policy of the Business of stating such Inventories at the lower of cost (determined on the first-in, first-out method) or market value. Each Selling Party has good and valid title to the Inventories free and clear of all Encumbrances except Permitted Encumbrances. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of the Business consistent with past practice. Except as set forth in Section 3.6 of the Disclosure Schedule, the Inventories do not consist of, in any material amount, items that are obsolete, damaged or slow-moving. Except as set forth on Section 3.6 of the Disclosure Schedule, the Inventories do not consist of any items held on consignment. No Selling Party is under any obligation or liability with respect to accepting returns of items of Inventory or merchandise in the possession of its customers, except to the extent consistent with past return policies or warranties of the Business. No clearance or extraordinary sale of the Inventories has been conducted since the date of the September Statement of Net Assets. Except as set forth in Section
3.6 of the Disclosure Schedule, no

Selling Party has acquired or committed to acquire or manufacture Inventory for sale which is not of a quality and quantity usable in the ordinary course of the Business within a reasonable period of time and consistent with past practice nor has any Selling Party changed the price of any Inventory except for (a) reductions to reflect any reduction in the cost thereof to such Selling Party,
(b) reductions and increases responsive to normal competitive conditions and consistent with the past sales practices of the Business, and (c) increases to reflect any increase in the cost thereof to such Selling Party. Section 3.6 of the Disclosure Schedule contains a complete list of the addresses of all warehouses and other facilities in which any significant portion of the Inventories are located.

       3.7 SALES AND PURCHASE ORDER BACKLOG.

               (a) As of December 15, 1999, the unshipped portion of open sales orders accepted by all of the Selling Parties related to the Business totaled [***] (as measured by standard cost). Section 3.7(a) of the Disclosure Schedule lists all accepted open sales orders as of December 15, 1999 as to which the unshipped portion exceeded $250,000.

               (b) As of December 16, 1999, open purchase orders issued by the Selling Parties related to the Business totaled [***] Section 3.7(b) of the Disclosure Schedule lists all purchase orders relating to the Business exceeding $250,000 per order, which have been issued by the Selling Party and which are open as of December 15, 1999.

       3.8 CUSTOMERS. Section 3.8 of the Disclosure Schedule lists the five most significant customers (by revenue) of the Business for the twelve-month period ended September 26, 1999 and the amount of such revenues from each such customer during such period. Except as disclosed in Section 3.8 of the Disclosure Schedule, as of the date hereof, no Selling Party has received any notice and has any reason to believe that any significant customer of the Business has ceased, or will cease, to use the products, equipment, goods or services of the Business or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services. Except as set forth in Section 3.8 of the Disclosure Schedule, there are not pending, nor, to the best knowledge of the Seller, threatened, any claims under or pursuant to any warranty which are not fully reserved against in the September Statement of Net Assets or the Closing Statement of Net Assets.

       3.9 SUPPLIERS. Section 3.9 of the Disclosure Schedule lists the ten most significant suppliers of raw materials, supplies, merchandise and other goods for the Business for the twelve-month period ended September 26, 1999 and the amount of such raw materials, supplies, merchandise and other goods received from each such supplier related to the Business during such period. Except as disclosed in Section 3.9 of the Disclosure Schedule, as of the date hereof, no Selling Party has received any notice and has any reason to believe that any such supplier will not sell raw materials, supplies, merchandise and other goods to the Business at any time after the Closing Date on terms and conditions similar to those imposed on current sales to the Business, subject only to general and customary price increases.

       3.10 PRODUCTS AND SERVICES. Except as described in Section 3.10 of the Disclosure Schedule, there is no material defect in design, materials, manufacture or otherwise in any products designed, manufactured, distributed or sold by the Business, or any material defect in

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

repair to, or replacement of, any such products. Section 3.10 of the Disclosure Schedule sets forth a true and complete list of all product families designed, manufactured, marketed or sold by the Business that have been recalled or withdrawn (whether voluntarily or otherwise) as of the date hereof. The aggregate expense of all product recalls and withdrawals performed by the Business has not exceeded [***] in any of the four fiscal quarters prior to the date hereof. The September Statement of Net Assets includes, and the Closing Statement of Net Assets will include, adequate reserves in accordance with U.S. GAAP for all product warranty obligations of the Business.

       3.11 YEAR 2000 READINESS. Each Selling Party has (a) undertaken an assessment of all significant computer hardware, software, networks, systems and equipment embedded within products of the Business and/or used in the conduct of the Business as currently conducted ("Business Systems") that could be adversely affected by a failure to accurately adapt, accommodate, process or respond to the Year 2000 and thereafter ("Year 2000 Ready"), (b) developed a plan and time line for rendering all significant Business Systems Year 2000 Compliant (the "Year 2000 Plan"), and (c) to date, implemented such plan in accordance with such timetable in all material respects. Assuming the Purchaser continues to implement the Year 2000 Plan following the Closing in accordance with such timetable, there are no Business Systems which will not be Year 2000 Ready in all material respects. Each Selling Party has also (a) requested all significant suppliers to the Business to provide to such Selling Party assessments of the Year 2000 Readiness of all material computer hardware, software, networks, systems and equipment of such suppliers used in providing products or services to the Business ("Supplier Systems"), (b) is receiving assessments from all such suppliers and (c) based on such assessments to date, has no reason to believe that any material Supplier Systems will not be Year 2000 Ready in all material respects.

       3.12 LITIGATION. Except as described in Section 3.12 of the Disclosure Schedule, there are no Actions by or against any Selling Party relating to the Business, or affecting or that would reasonably be expected to affect any of the Assets or the Business, pending before any Governmental Authority (or, to the best knowledge of Seller, threatened in writing to be brought by or before any Governmental Authority). None of the matters disclosed in Section 3.12 of the Disclosure Schedule has had or could reasonably be expected to have a Material Adverse Effect or could affect the legality, validity or enforceability of any Selling Party Document or the consummation of the transactions contemplated thereby. Except as set forth in Section 3.12 of the Disclosure Schedule, no Selling Party is subject to any Governmental Order relating to the Business, or affecting or that would reasonably be expected to affect any of the Assets or the Business (nor, to the best knowledge of the Seller, are there any such Governmental Orders threatened in writing to be imposed by any Governmental Authority).

       3.13 COMPLIANCE WITH LAWS. Each Selling Party has conducted and continues to conduct the Business in all material respects in accordance with all Laws and Governmental Orders applicable to such Selling Party, the Assets and the Business (including, without limitation, the Foreign Corrupt Practices Act and the anti-boycott laws and regulations promulgated under the Export Administration Act of 1979), and such Selling Party is not in violation of any such Law or Governmental Order in any material respect.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       3.14 CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS. From the date of the September Statement of Net Assets, except as disclosed in Section 3.14 of the Disclosure Schedule, the Business has been conducted in the ordinary course and consistent with past practice. Except as disclosed in Section 3.14 of the Disclosure Schedule, from the date of the September Statement of Net Assets, no Selling Party has:

                       (i) made any material changes in the customary methods of operations of the Business, including, without limitation, practices and policies relating to manufacturing, purchasing, Inventories, marketing, selling and pricing;

                       (ii) sold, transferred, leased or otherwise disposed of any assets of the Business, other than the sale of Inventories or the disposition of immaterial amounts of obsolete assets in the ordinary course of the Business consistent with past practice;

                       (iii) acquired any material assets related to the Business other than in the ordinary course of the Business consistent with past practice;

                       (iv) permitted or allowed any of the assets of the Business to be subjected to any Encumbrance, other than Permitted Encumbrances and Encumbrances that will be released at or prior to the Closing;

                       (v) except in the ordinary course of the Business consistent with past practice, discharged or otherwise obtained the release of any Encumbrance or paid or otherwise discharged any Liability, other than current liabilities reflected on the September Statement of Net Assets and current liabilities incurred in the ordinary course of the Business consistent with past practice since the date of the September Statement of Net Assets;

                       (vi) written down or written up (or failed to write down or write up in accordance with U.S. GAAP consistent with past practice) the value of any Inventories related to the Business or revalued any assets of the Business other than in the ordinary course of the Business consistent with past practice and in accordance with U.S. GAAP;

                       (vii) made any change in any method of accounting or accounting practice or policy used by the Business, other than such changes required by U.S. GAAP and disclosed in Section 3.14 of the Disclosure Schedule;

                       (viii) made any capital expenditure or commitment for any capital expenditure related to the Business in excess of $250,000;

                       (ix) other than in the ordinary course of Business, (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by such Selling Party to any employees of the Business, including, without limitation, any increase or change pursuant to any Plan, (B) established or increased or promised to increase any benefits under any Plan, in either case except as required by Law or any collective bargaining agreement and involving ordinary increases consistent with the past practice of the Business, or (C) entered into any agreement, arrangement or transaction with any employees of the Business;

                       (x) terminated, discontinued, closed or disposed of any plant, facility or other operation of the Business, or laid off any employees of the Business or implemented any early retirement, separation or program providing early retirement window benefits to employees of the Business within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

                       (xi) suffered any material casualty loss or damage with respect to any of the Assets;

                       (xii) amended, modified or consented to the termination of any Material Contract or the Selling Party's rights thereunder;

                       (xiii) suffered any Material Adverse Effect; or

                       (xiv) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.14, except as expressly contemplated by a Selling Party Document.

       3.15 PERMITS AND LICENSES. Except as disclosed in Section 3.15 of the Disclosure Schedule, each Selling Party currently holds all the health and safety and other permits, licenses, authorizations, certificates, exemptions and approvals of Governmental Authorities (collectively, "Permits") necessary or proper for the current use, occupancy and operation of its specific Assets and its conduct of the Business, except for such Permits the failure of which to hold has not had and would not reasonably be expected to have a Material Adverse Effect, and all such Permits are in full force and effect. No Selling Party has received any written notice from any Governmental Authority revoking, canceling, rescinding, materially modifying or refusing to renew any material Permit or providing notice of material violations under any Law or Permit. Except as disclosed in Section 3.15 of the Disclosure Schedule, each Selling Party is in all material respects in compliance with its Permits. No Selling Party has reason to believe that any consent of any Governmental Authority required in order to transfer any of its Permits to the Purchaser in the event of the consummation of the transactions contemplated by this Agreement will not be obtained, or if not obtained that the Purchaser will not be able to obtain a replacement or substitute Permit sufficient to conduct the Business as it is currently conducted.

       3.16 ENVIRONMENTAL MATTERS.

               (a) Except as disclosed in Section 3.16(a) of the Disclosure Schedule, (i) Hazardous Materials have not been generated, used, treated, handled or stored on, or transported to or from, or released or discharged on any Real Property; (ii) each Selling Party has disposed of all wastes in compliance with all applicable Environmental Laws and permits required under Environmental Laws; (iii) there are no past, pending or threatened Environmental Claims against any Selling Party or any Real Property; (iv) no Real Property is listed or proposed for listing on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on the Comprehensive Environmental Response, Compensation and Liability Information System or any analogous state list of sites requiring investigation or cleanup; and (v) to the Selling Parties' knowledge, no Selling Party has transported or arranged for the transportation of any Hazardous Materials to any location that is listed or proposed for listing on the National Priorities List under the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, as amended, or on the Comprehensive Environmental Response, Compensation and Liability Information System or any analogous state list or which is the subject of any Environmental Claim.

               (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, to the Seller's knowledge, there are no circumstances with respect to any Real Property or any Asset or the operation of the Business which would reasonably be anticipated (i) to form the basis of an Environmental Claim against any Selling Party or any Real Property or Asset or (ii) to cause such Real Property or Asset to be subject to any restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

       3.17 MATERIAL CONTRACTS.

               (a) Section 3.17(a) of the Disclosure Schedule lists each of the following contracts and agreements to which each Selling Party is a party that relate to the Business and that are in effect as of the date hereof, other than Excluded Contracts (such contracts and agreements, together with the Leases and the Transferred Customer Contracts being "Material Contracts"):

                       (i) each contract, agreement, invoice, purchase order, sales order and other arrangement, for the purchase or sale of Inventory or other products or equipment to be used in the Business or for the furnishing of services by or to the Business under the terms of which any Selling Party: (A) is obligated to pay or is entitled to receive consideration of more than $250,000 in the aggregate during the fiscal year ended September 30, 2000 or (B) is obligated to pay or entitled to receive consideration of more than $250,000 in the aggregate over the remaining term of such contract (together with the Transferred Customer Contracts, collectively, the "Material Operations Contracts");

                       (ii) all material broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which any Selling Party is a party and which are primarily related to the Business;

                       (iii) all material contracts with independent contractors or consultants (or similar arrangements) to which any Selling Party is a party and which are primarily related to the Business;

                       (iv) all contracts and agreements that involve Indebtedness of any Selling Party in excess of $500,000 and that are related to the Business;

                       (v) all contracts and agreements with any Governmental Authority to which any Selling Party is a party and which are primarily related to the Business;

                       (vi) all contracts and agreements that limit or purport to limit the ability of any Selling Party to engage in any Competitive Activity in any geographic area or during any period of time;

                       (vii) all contracts and agreements between or among any Selling Party or any Affiliate of any Selling Party which are primarily related to the Business;

                       (viii) each Material Operations Contract which contains a performance guarantee on the part of any Selling Party to the extent equipment is not delivered by scheduled delivery dates or systems fail to meet certain performance criteria by such dates which performance guarantee may result in a Liability in excess of $250,000.

                       (ix) all agreements and contracts pursuant to which any Selling Party is granted a security interest to secure an obligation owing to such Selling Party in connection with the Business, other than purchase money security interests; and

                       (x) all other contracts and agreements, whether or not made in the ordinary course of the Business, which are material to the conduct of the Business, excluding, however, all contracts or licenses relating to Shared Third Party Intellectual Property and all Subscriber Business IP Licenses.

               (b) The Seller has made available to the Purchaser true and complete copies of all Material Contracts. The Material Contracts are all of the material contracts necessary for the conduct of the Business as it is being conducted as of the date of this Agreement. Each Material Contract to which each Selling Party is a party (i) is a legal, valid and binding obligation of such Selling Party, and to the Seller's knowledge, the other parties thereto, and is in full force and effect, (ii) except as set forth in Section 3.17(b) of the Disclosure Schedule, is freely and fully assignable to the Purchaser without penalty or other adverse consequences, and (iii) upon consummation of the transactions contemplated by the Selling Party Documents, except in any case to the extent that any consents set forth in Section 3.2(c) of the Disclosure Schedule are not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in Section 3.17(b) of the Disclosure Schedule, no Selling Party is in breach of, or default under, any Material Contract, and, to the best knowledge of the Seller, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under any Material Contract. Except as set forth in Section 3.17(b) of the Disclosure Schedule, no Selling Party has received any written notice of uncured breach or default under, or termination of, any Material Contract. Except as disclosed in Section 3.17(b) of the Disclosure Schedule, to the best knowledge of the Seller, no other party to any Material Contract is in breach thereof or default thereunder.

       3.18 INTELLECTUAL PROPERTY.

               (a) Section 3.18(a) of the Disclosure Schedule sets forth a true and complete list of all trademarks, service marks, trade names, registered copyrights and applications therefor primarily used or intended to be primarily used in the conduct of the Business as of the date hereof and which are owned by any Selling Party or any Affiliate of a Selling Party or which are licensed or sublicensed by any Selling Party from a third party, other than Excluded Intellectual Property and commercially available, over-the-counter "shrink-wrap" software.

               (b) The Subscriber Business Intellectual Property, the Intellectual Property licensed pursuant to the Existing License Agreement, the Intellectual Property to be licensed or sublicensed to Purchaser pursuant to Section 5.7 and the Intellectual Property to be licensed to the Purchaser pursuant to the Ancillary Agreements (collectively, but with the exclusion of the Intellectual Property licensed pursuant to the Existing License Agreement, the "Material Intellectual Property") constitute all the material Intellectual Property primarily used or intended to be used in, and all such material Intellectual Property necessary in the conduct of, the Business as such Business is currently conducted, except as set forth on Section 3.18(b) of the Disclosure Schedule.

               (c) Except as disclosed in Section 3.2(c) of the Disclosure Schedule, all rights of each Selling Party in each item of Material Intellectual Property are either transferable or licensable to the Purchaser as contemplated by this Agreement and the Ancillary Agreements. As a result of the transactions contemplated by this Agreement (including the consents or alternate licenses that may be necessary to be obtained pursuant to Section 5.7) and the Ancillary Agreements, upon the Closing, the Purchaser shall own, or have adequate and enforceable licenses, sublicenses or other rights to use, without payment of any fee other than fees payable to third party licensors under such licenses or fees disclosed in the subject license agreement or alternate license agreement (as contemplated by Section 5.7), all Material Intellectual Property.

               (d) Except as otherwise described in Section 3.18(d) of the Disclosure Schedule, there are no contracts pursuant to which any Selling Party licenses or sublicenses Owned Intellectual Property used exclusively in the Business (other than Excluded Intellectual Property) or Intellectual Property licensed pursuant to a Subscriber Business IP License to a third party, other than Excluded Contracts and Transferred Customer Contracts.

               (e) Except as otherwise described in Section 3.18(e) of the Disclosure Schedule, to the best knowledge of the Seller, the rights of each Selling Party and their Affiliates in or to the Material Intellectual Property do not infringe on the rights of any other Person and no Selling Party or its Affiliate has received any written notice from any Person to such effect. Except as otherwise described in Section 3.18(e) of the Disclosure Schedule, no Actions have been made or asserted or are pending (nor, to the best knowledge of the Seller has any such Action been threatened in writing) against any Selling Party either (i) based upon or challenging or seeking to deny or restrict the use by any Selling Party or its Affiliate of any of the Material Intellectual Property or (ii) alleging that any services provided, or products manufactured or sold by the Business are being provided, manufactured or sold in violation of any patents or trademarks, or any other rights of any Person. To the best knowledge of the Seller, no Person is using any copyrights, trademarks, service marks, trade names, trade secrets or similar property that infringe upon the Material Intellectual Property or upon the rights of any Selling Party or its Affiliate therein.

               (f) Except as set forth in Section 3.18(f) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Material Intellectual Property.

       3.19 REAL PROPERTY.

               (a) Section 3.19(a) of the Disclosure Schedule lists the address of each plant, office, warehouse and other parcels of real property at which significant Assets are located or from which the Business is conducted and which are owned by any Selling Party or Affiliates of any Selling Party (together with all buildings and other structures, facilities or improvements located thereon and all fixtures attached or appurtenant thereto, the "Owned Real Property") and the current use of each such parcel of Owned Real Property.

               (b) Section 3.19(b) of the Disclosure Schedule lists the address of each plant, office, warehouse and other parcels of real property at which significant Assets are located or from which the Business is conducted and which are leased by any Selling Party or Affiliate of any Selling Party as tenant (together with all buildings and other structures, facilities or improvements located thereon and all fixtures attached or appurtenant thereto, the "Leased Real Property", and, together with the Owned Real Property, the "Real Property") and the current use of each such parcel of Leased Real Property and all applicable lease agreements related thereto (collectively, the "Leases").

               (c) There is no material violation of any Law relating to any of the Real Property. Each Selling Party is in peaceful and undisturbed possession of each parcel of Real Property occupied by it and there are no contractual or legal restrictions that preclude or materially restrict the ability to use the premises for the purposes for which they are currently being used. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the use, occupancy and operation of the Real Property are adequate for the conduct of the Business as it has been and currently is conducted. Except as set forth in Section 3.19(c) of the Disclosure Schedule, no Selling Party has leased or subleased any parcel or any portion of any parcel of Real Property to any other Person, nor has any Selling Party assigned its interest under any Lease to any third party.

               (d) As a result of the transactions contemplated by this Agreement (including the obtaining of any necessary third party lessor consents) and the Lease Agreements, upon the Closing, the Purchaser shall possess adequate and enforceable leases or other rights to use, without payment of any fee other than fees disclosed in the Lease Agreements, all the Real Property that is subject to the Lease Agreements. To the best knowledge of the Seller, there are no facts that would prevent the Real Property that is subject to the Lease Agreements from being occupied by the Purchaser after the Closing in the same manner as immediately prior to the Closing, other than the obtaining of any necessary third party lessor consents.

       3.20 TANGIBLE PERSONAL PROPERTY. Section 3.20 of the Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles and other tangible personal property primarily used in the Business except for the personal computers referenced in
Section 2.1(b)(xiv) (the "Tangible Personal Property") as of November 21, 1999. Prior to the Closing Date, the Seller will deliver to the Purchaser a revised list of Tangible Personal Property, as contemplated by Section 5.16.

       3.21 RIGHT, TITLE AND INTEREST IN TANGIBLE PERSONAL PROPERTY.

               (a) Except as disclosed in Section 3.21(a) of the Disclosure Schedule, each Selling Party owns, leases or has the legal right to use all its Specific Assets and, with respect to rights under contracts included within the Specific Assets, is a party to and enjoys the right to the benefits of all such contracts, agreements and other arrangements. Each Selling Party has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all its Specific Assets, free and clear of all Encumbrances, except (i) as disclosed in the Disclosure Schedule and (ii) Permitted Encumbrances.

               (b) The items of Tangible Personal Property included within the Assets and transferred to the Purchaser under this Agreement or made available to the Purchaser under the Transition Services Agreement constitute all the Tangible Personal Property primarily used or intended to be primarily used in, and all (other than the Tangible Personal Property included in the Closing Statement Credits or set forth in Section 2.1(b)(xiii) of the Disclosure Schedule) such assets as are necessary in the conduct of the Business. All items of Tangible Personal Property included within the Assets are in good operating condition and repair (normal wear and tear excepted) and are suitable for the purposes for which they are used and intended.

               (c) Except as set forth in Section 3.21(c) of the Disclosure Schedule, each Selling Party has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver its Specific Assets to the Purchaser without penalty or other adverse consequences. Except as contemplated by Section 5.7 and the obtaining of any third party lessor consents, following the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements and the execution of the instruments of transfer contemplated by this Agreement and the Ancillary Agreements, the Purchaser will own, with good, valid and marketable title, or lease, under valid and subsisting leases, or otherwise acquire the interests of each Selling Party in its Specific Assets, free and clear of any Encumbrances, other than Permitted Encumbrances, and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements.

       3.22 EMPLOYEE BENEFIT MATTERS.

               (a) PLANS AND MATERIAL DOCUMENTS. Section 3.22(a) of the Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which each Selling Party is a party, with respect to which any Selling Party has any obligation or which are maintained, contributed to or sponsored by any Selling Party for the benefit of any of its current or former employees, officers or directors, (ii) each employee benefit plan for which any Selling Party could incur liability under
Section 4069 of ERISA in the event such plan has been or were to be terminated,
(iii) any plan in respect of which any Selling Party could incur liability under
Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings between any Selling Party or any of its Affiliates and any employee of any Selling Party including, without limitation, any contracts, arrangements or understandings relating to a sale of the Business (collectively, the "Plans"). Each Plan is in writing and the Seller has furnished the Purchaser with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan as follows: (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500,
(iv) the most recently received IRS determination letter for each such Plan, and
(v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 3.22(a) of the Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which any Selling Party is a party, with respect to which any Selling Party has any obligation or which are maintained, contributed to or sponsored by any Selling Party for the benefit of any of its current or former employees, officers or directors. No Selling Party has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement,
(ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

               (b) ABSENCE OF CERTAIN TYPES OF PLANS. None of the Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"). None of the Plans is subject to Title IV of ERISA. None of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any Person or obligates any Selling Party to pay separation, severance, termination or similar-type benefits (i) solely as a result of any transaction contemplated by this Agreement and the Ancillary Agreements or (ii) as a result of a "change in the ownership or effective control" or a "change in the ownership of a substantial portion of the assets" of any Selling Party, within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, retiree disability or retiree life insurance benefits to any current or former employee, officer or director of any Selling Party. No Selling Party maintains or contributes to a voluntary employees' beneficiary association which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

               (c) COMPLIANCE WITH APPLICABLE LAW. Each Plan is operated in all material respects, in both form and operation, in accordance with the requirements of all applicable Laws, including, without limitation, ERISA and the Code. No Selling Party nor any ERISA Affiliate of a Selling Party (as hereinafter defined) has incurred (nor has any event occurred or condition been incurred or a claim been threatened which reasonably can be expected to result in a Selling Party or an ERISA Affiliate of a Selling Party incurring) any material obligation or liability in connection with any existing or previously existing employee benefit plan which could become an obligation or liability of Purchaser or give rise to a lien on any of the Assets. For purposes thereof, the term "ERISA Affiliate" means a Person which, together with a Selling Party, are treated as a single employer under Section 414 of the Code.

               (d) QUALIFICATION OF CERTAIN PLANS. Each Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and, to the knowledge of the Seller, no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Plan (or the exempt status of any trust thereunder).

               (e) PLAN CONTRIBUTIONS AND FUNDING. All contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any Governmental Authority and, to the knowledge of the Seller, no fact or event exists which could give rise to any such challenge or disallowance.

               (f) WARN ACT. Each Selling Party is in compliance with the requirements of the Worker Adjustment and Retraining Notification Act ("WARN") and has no liabilities pursuant to WARN.

       3.23 LABOR MATTERS. Except as set forth in Section 3.23 of the Disclosure Schedule, (a) no Selling Party is a party to any collective bargaining agreement or other labor union contract applicable to any Business Employee, and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the best knowledge of the Seller, threatened between any Selling Party and any of the Business Employees, and no Selling Party has experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) no Selling Party has breached or otherwise failed to comply with the provisions of any collective bargaining or union contract covering Business Employees and there are no grievances outstanding against any Selling Party under any such agreement or contract; (d) there are no unfair labor practice complaints pending against any Selling Party before the National Labor Relations Board or any other Governmental Authority or any current union representation questions involving Business Employees; (e) each Selling Party is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Authority and has withheld and paid to the appropriate Governmental Authority or is holding for payment not yet due to such Governmental Authority all amounts required to be withheld from Business Employees and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing;
(f) each Selling Party has paid in full to all Business Employees or adequately accrued for in accordance with U.S. GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any Persons currently or formerly employed by any Selling Party in the Business; (h) no Selling Party is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees of the Business or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to any Selling Party; (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which any Selling Party has employed or currently employs any Person in the Business; (k) to the knowledge of the Seller, each Selling Party has properly classified independent contractors to the Business for federal income tax purposes; and (l) to the knowledge of the Seller, no Business

Employee is in violation of the terms of any employment contract, nondisclosure agreement, noncompetition agreement or nonsolicitation agreement by which such Business Employee is bound due to the activities in which such Business Employee engages for any Selling Party.

       3.24 KEY EMPLOYEES.

               (a) Section 3.24(a) of the Disclosure Schedule lists the name, the place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise), the date of employment and job title of each current salaried employee, officer, director, consultant or agent of the Business as of December 21, 1999.

               (b) All Business Employees who are officers, management employees or technical or professional employees are under written obligation to any Selling Party to maintain in confidence all confidential or proprietary information acquired by them in the course of their employment and to assign to such Selling Party all inventions made by them within the scope of their employment during such employment and for a reasonable period thereafter. All such agreements are assignable by each Selling Party to the Purchaser without the consent of any Business Employee.

       3.25 TAXES.

               (a) All returns and reports in respect of Taxes required to be filed with respect to each Selling Party or the Business have been timely filed;
(b) all Taxes required to be shown on such returns and reports or otherwise due have been timely paid; (c) all such returns and reports are true, correct and complete in all material respects; (d) no adjustment relating to such returns has been proposed formally or informally by any Tax authority; (e) there are no pending or, to the best knowledge of the Seller, threatened Actions for the assessment or collection of Taxes against any Selling Party or (insofar as either relates to the activities or income of such Selling Party or the Business or could result in liability of any Selling Party on the basis of joint and/or several liability) any corporation that was includible in the filing of a return with any Selling Party on a consolidated or combined basis; (f) no consent under
Section 341(f) of the Code has been filed with respect to any Selling Party; (g) there are no Tax liens on any properties or assets of any Selling Party, including, without limitation, the Assets and the Business; and (h) there are no proposed reassessments of any property owned by any Selling Party that could increase the amount of any Tax to which any Selling Party or the Business would be subject.

       3.26 INSURANCE. All material assets, properties and risks of the Business and each Selling Party are, and for the past five years have been, covered by valid and, except for policies that have expired under their terms in the ordinary course, currently effective insurance policies or binders of insurance (including, without limitation, general liability, property workers, compensation, automobile liability, excess liability, fiduciary liability, professional errors and omissions, directors and officers liability and fidelity insurance) issued in favor of such Selling Party, in each case with responsible insurance companies, in such types and amounts and covering such risks as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of such Selling Party.

       3.27 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Ancillary Agreements based upon arrangements made by or on behalf of any Selling Party.

                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                           AND THE PARENT CORPORATION


       As an inducement to the Seller to enter into this Agreement, the Purchaser and the Parent Corporation hereby jointly and severally represent and warrant to the Seller as follows as of the Closing Date:

       4.1 ORGANIZATION AND AUTHORITY. Each of the Purchaser and the Parent Corporation is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all necessary corporate power and authority to enter into the Purchaser Documents, to carry out its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Purchaser Documents by each of the Purchaser and the Parent Corporation, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite action on the part of the Purchaser and the Parent Corporation. This Agreement has been, and upon their execution the other Purchaser Documents will be, duly executed and delivered by each of the Purchaser and the Parent Corporation, and (assuming due authorization, execution and delivery by the Selling Parties) this Agreement constitutes, and upon their execution the other Purchaser Documents will constitute, legal, valid and binding obligations of each of the Purchaser and the Parent Corporation, enforceable against the Purchaser and the Parent Corporation in accordance with their respective terms, except as enforceability may be limited by (a) bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally, and (b) general principles of equity, including specific performance, injunctive relief and other equitable remedies.

       4.2 NO CONFLICT. Assuming compliance with the notification requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 4.3, except as may result from any facts or circumstances relating solely to a Selling Party, the execution, delivery and performance of the Purchaser Documents by each of the Purchaser and the Parent Corporation do not and will not (a) violate, conflict with or result in the breach of any provision of its charter or by-laws (or other organizational documents), (b) conflict with or violate any Law or Governmental Order applicable to it or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of its assets or properties pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which it is a party or by which any of such assets or properties is bound or affected, except, in the case of clauses (b) and

(c), as would not prevent or materially delay consummation by it of the transactions contemplated by this Agreement.

       4.3 GOVERNMENTAL CONSENTS AND APPROVALS. The execution, delivery and performance of the Purchaser Documents by each of the Purchaser and the Parent Corporation do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority, except (a) the notification requirements of the HSR Act and (b) where the failure to obtain such consent, approval, authorization or order would not prevent or materially delay consummation of the transactions contemplated by the Purchaser Documents.

       4.4 LITIGATION. No Actions are pending or, to the best knowledge of the Purchaser or the Parent Corporation, threatened in writing, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's or the Parent Corporation's ability to consummate the transactions contemplated by any Purchaser Documents.

       4.5 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or the Parent Corporation.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

       5.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING. The Seller covenants and agrees that, except (a) to the extent the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld), (b) as permitted or contemplated by this Agreement, (c) as may be necessary or appropriate to carry out the transactions contemplated by this Agreement, or (d) as may be required to facilitate compliance with any Laws, between the date hereof and the Closing, the Seller shall not, and shall not suffer or permit conduct of the Business other than in the ordinary course and consistent with the past practice of the Business. Without limiting the generality of the foregoing, the Seller shall, and shall cause its Affiliates and each other Selling Party to (a) continue its advertising and promotional activities, and pricing and purchasing policies, related to the Business in accordance with past practice; (b) not shorten or lengthen the customary payment cycles for any of the payables or receivables of the Business; (c) use its reasonable best efforts to (i) preserve intact the Assets and the organization of the Business, (ii) use commercially reasonable efforts to keep available to the Purchaser the services of the employees to be designated in writing by the Purchaser to the Seller in writing pursuant to
Section 6.1 and (iii) preserve the Business' current relationships with its customers, suppliers and other persons with which it has significant business relationships; and (d) use commercially reasonable efforts to not engage in any practice, take any action, fail to take any action or enter into any transaction which would reasonably be expected to cause any representation or warranty of the Seller to be untrue or result in a breach of any covenant made by the Seller in this Agreement. The Seller covenants and agrees that, prior to the Closing, without the prior written consent of the Purchaser, the Seller will not and will not suffer or permit the occurrence of (a) any of the things enumerated in the second sentence of Section 3.14 or (b) the entering into of any new Material Contract.

       5.2 ACCESS TO INFORMATION.

               (a) From the date hereof until the Closing, upon reasonable notice, the Seller shall and shall cause each other Selling Party and each of the Seller's and each Selling Party's officers, employees, agents, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, plants, other facilities, books and records of the Business and to those officers, employees, agents, accountants and counsel of the Seller and any Selling Party who have any knowledge relating to the Business, and (ii) furnish to the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser such additional financial and operating data and other information regarding the Business as the Purchaser may from time to time reasonably request.

               (b) In order to facilitate the resolution of any claims made against or incurred by any Selling Party prior to or following the Closing, for a period of seven years after the Closing, the Purchaser shall (i) retain the books and records of each Selling Party which are transferred to the Purchaser pursuant to this Agreement relating to periods prior to or following the Closing in a manner reasonably consistent with the prior practices of each Selling Party, and (ii) upon reasonable notice, afford the officers, employees, authorized agents, accountants, counsel and representatives of any Selling Party reasonable access (including the right to make photocopies at such Selling Party's expense), during normal business hours, to such books and records.

               (c) In order to facilitate the resolution of any claims made by or against or incurred by the Purchaser after the Closing, for a period of seven years following the Closing, the Seller shall (i) retain all books and records of each Selling Party which are not transferred to the Purchaser pursuant to this Agreement and which relate to the Business for periods prior to the Closing and which shall not otherwise have been delivered to the Purchaser, and (ii) upon reasonable notice, afford the officers, employees, authorized agents, accountants, counsel and representatives of the Purchaser, reasonable access (including the right to make photocopies at the Purchaser's expense), during normal business hours, to such books and records.

       5.3 CONFIDENTIALITY.

               (a) The Seller agrees to, and shall cause each Selling Party, and the respective agents, representatives, Affiliates, employees, officers and directors of the Seller and each Selling Party to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information with respect to the Business; (ii) in the event that the Seller, any Selling Party or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Purchaser with prompt written notice of such requirement so that the

Purchaser may seek a protective order or other remedy or waive compliance with this Section 5.3; (iii) in the event that such protective order or other remedy is not obtained, or the Purchaser waives compliance with this Section 5.3, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information; and
(iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Purchaser any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Seller or any Selling Party or any of the agents, representatives, Affiliates, employees, officers and directors or the Seller or any Selling Party and destroy any and all additional copies then in the possession of such Persons of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Seller, any Selling Party, or the agents, representatives, Affiliates, employees, officers or directors of the Seller or any Selling Party; provided, further, that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

               (b) The Purchaser agrees to, and shall cause its agents, representatives, Affiliates, employees, officers and directors to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, patent or trademark applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and any other confidential information obtained by the Purchaser pursuant to the Confidentiality Agreement and not related to the Business; (ii) in the event that the Purchaser or any such agent, representative, Affiliate, employee, officer or director becomes legally compelled to disclose any such information, provide the Seller with prompt written notice of such requirement so that the Seller may seek a protective order or other remedy or waive compliance with this
Section 5.3; (iii) in the event that such protective order or other remedy is not obtained, or the Seller waives compliance with this Section 5.3, furnish only that portion of such confidential information which is legally required to be provided and exercise its reasonable best efforts to obtain assurances that confidential treatment will be accorded such information; and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to the Seller any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors and destroy any and all additional copies then in the possession of the Purchaser or any of its agents, representatives, Affiliates, employees, officers and directors of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that, at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by the Purchaser, its agents, representatives, Affiliates, employees, officers or directors; provided, further, that specific information shall not be deemed to be within the foregoing exception merely because it is embraced in general disclosures in the public domain. In addition, any combination of features shall not be deemed to be within the foregoing exception merely because the individual features are in the public domain unless the combination itself and its principle of operation are in the public domain.

               (c) Each of the Seller and the Purchaser agrees and acknowledges that remedies at Law for any breach of its obligations under this Section 5.3 are inadequate and that in addition thereto a party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach, without the necessity of demonstrating the inadequacy of money damages or the posting of any bond or similar security.

               (d) Upon consummation of the Closing, the Confidentiality Agreement shall terminate without any further action on the part of the Purchaser or the Seller.

       5.4 REGULATORY AND OTHER AUTHORIZATIONS; NOTICES AND CONSENTS.

               (a) Each of the Seller and the Purchaser shall use its reasonable best efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Ancillary Agreements and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders and approvals. Each party hereto agrees to make an appropriate filing, if necessary, pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable, but in any event within fifteen
(15) Business Days of the date hereof, and to supply as promptly as practicable to the appropriate Governmental Authorities any additional information and documentary material that may be requested pursuant to the HSR Act. Notwithstanding the forgoing provisions of this Section 5.4(a), no party shall be required to take any action in connection with obtaining any such authorizations, consents, orders and approvals to the extent doing so would have a material adverse effect on its business or the Business.

               (b) The Seller shall give promptly such notices to third parties and use its reasonable best efforts to obtain all such third party consents that are necessary or desirable in connection with the transfer of the Material Contracts. The Purchaser shall cooperate and use its reasonable best efforts to assist the Seller in giving such notices and obtaining such consents; provided, however, that the Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any Material Contract which the Purchaser in its sole discretion may deem adverse to the interests of the Purchaser or the Business.

               (c) The Seller and the Purchaser agree that, in the event any consent, approval or authorization necessary or desirable to preserve for the Business or the Purchaser any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which a Selling Party is a party is not obtained prior to the Closing, the Seller will, and if applicable, will cause a Selling Party to, subsequent to the Closing, cooperate with the Purchaser in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller will and if applicable, will cause a Selling Party to, use its reasonable best efforts to provide the Purchaser with the rights and benefits of the affected lease, license, contract, commitment or other agreement or arrangement for the term of such lease, license, contract or other agreement or arrangement (including remaining as a party thereto and passing the benefits thereof to the Purchaser), and, if the Seller provides such rights and benefits, the Purchaser shall assume the obligations and burdens thereunder.

               (d) The Seller and the Purchaser agree to cooperate with each other (i) in providing to the Purchaser, on commercially reasonable terms and for purposes of conducting the Business, the benefit of any asset or right that is currently used in the Business and that is not effectively transferred to the Purchaser under this Agreement or the Ancillary Agreements and (ii) in providing to the Seller, on commercially reasonable terms and for purposes of conducting the businesses of the Seller as of the date hereof other than the Business, the benefit of any asset or right that is currently used in such businesses and that is transferred to the Purchaser under this Agreement or the Ancillary Agreements.

               (e) The Seller and the Purchaser shall cooperate in preparing a comprehensive list prior to the Closing of all Permits that are non-transferable or which will require the consent of any Governmental Authority in order to be transferred to the Purchaser in the event of the consummation of the transactions contemplated by this Agreement. Seller agrees that it will, and if applicable, will cause a Selling Party to, reasonably cooperate with the Purchaser in attempting to transfer those Permits which are transferable and to reasonably cooperate to obtain such Permits which are not transferable, in each case, as soon as practicable following the delivery of the foregoing list to the Purchaser.

       5.5 NOTICE OF DEVELOPMENTS.

               (a) Prior to the Closing, the Seller shall promptly notify the Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any material breach of a representation or warranty or covenant of the Seller in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of the Seller in this Agreement untrue or incorrect in any material respect, and (ii) all other material adverse developments affecting the Assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of the Seller or the Business.

               (b) Prior to the Closing, the Purchaser shall promptly notify the Seller in writing of all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which would reasonably be expected to result in any material breach of a representation or warranty or covenant of the Purchaser in this Agreement or which would reasonably be expected to have the effect of making any representation or warranty of the Purchaser in this Agreement untrue or incorrect in any material respect.

       5.6 NO SOLICITATION OR NEGOTIATION. The Seller agrees that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, neither the Seller nor any of its respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person relating to any acquisition or purchase of all or any portion of the Assets or the Business (other than (i) Inventory to be sold in the ordinary course of the Business consistent with past practice and (ii) proposals or offers related to the acquisition of all or substantially all of the assets or capital stock of the Seller in a transaction subject to the prior rights of the Purchaser under this Agreement related to the acquisition of the Assets and the Business), or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Seller immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. Subject to confidentiality agreements binding upon the Seller as of the date hereof, the Seller shall notify the Purchaser promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to the Purchaser, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the material terms and conditions of such proposal, offer, inquiry or other contact. The Seller agrees not to, without the prior written consent of the Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the Seller is a party and which is primarily related to a potential acquisition of all or any portion of the Assets or the Business, and the Seller agrees to send, promptly after the date of this Agreement, requests to all parties under such agreements to return or destroy confidential information obtained from the Seller thereunder related to the Assets or the Business.

       5.7 CERTAIN MATTERS RELATED TO INTELLECTUAL PROPERTY.

               (a) Effective as of the Closing, Seller grants, and shall cause its Affiliates to grant, to the Purchaser a perpetual, nonexclusive, nontransferable (except for sublicenses to Affiliates of Purchaser), world-wide, royalty free license under all of Qualcomm's Intellectual Property that is necessary to make, have made, use, sell, offer for sale, lease or otherwise dispose of products of the Business (including all current product lines and accessories manufactured by the Business) (hereafter the "Licensed Intellectual Property").

               (b) Seller shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain all consents and provide all notices required under the terms of any Subscriber Business IP License to be obtained or provided in order to assign to Purchaser all of Seller's and its Affiliates' right, title and interest in and to such Subscriber Business IP License. Seller and Purchaser agree that, in the event a required consent to the assignment and transfer to Purchaser of any Subscriber Business IP License is not obtained prior to the Closing, then Seller shall use commercially reasonable efforts to obtain such consent thereafter. If a consent under a Subscriber Business IP License is not obtained, then Seller shall use commercially reasonable efforts to provide Purchaser with the rights and benefits of such Subscriber Business IP License and if Seller provides such rights and benefits, Purchaser shall assume the obligations and burdens thereunder; provided, however, that the parties acknowledge that Seller shall not be obligated to pay any consideration or agree to any modification or amendment of any term of any agreement or contract in connection with the obligations of Seller under this Section 5.7(b). Purchaser shall use commercially reasonable efforts in cooperating and assisting Seller in obtaining such consents, providing such notices and otherwise carrying out the obligations of Seller under this Section 5.7(b).

               (c) Subject to the limitations contained in the next sentence of this Section 5.7(c), effective as of the Closing, Seller grants, and shall cause its Affiliates to grant, to Purchaser a nonexclusive sublicense to use all Shared Third Party Intellectual Property in the conduct of the Business; provided, that, to the extent Seller is obligated to make royalty or other payments to any third party under any license or sublicense agreement covering any Shared Third Party Intellectual Property which royalties or other payments relate to or arise out of the use of such Shared Third Party Intellectual Property by Purchaser in the conduct of the Business, such payment obligations shall be passed through to Purchaser. In the event Seller or an Affiliate of Seller is unable to provide a sublicense to Purchaser with respect to any Shared Third Party Intellectual Property (whether because Seller or such Affiliate is prohibited under the terms of any license or sublicense agreement or otherwise), then Seller shall use commercially reasonable efforts to obtain for Purchaser, and Purchaser shall cooperate with Seller in obtaining, a license or sublicense in favor of Purchaser from the licensor of such Shared Third Party Intellectual Property; provided, that, Purchaser acknowledges that any such license or sublicense may be subject to negotiations between Purchaser and any such licensor and may contain terms and conditions that are different than the terms and conditions contained in any license or sublicense agreement between Seller and the licensor of any such Shared Third Party Intellectual Property; provided, further, that neither Seller nor any Affiliate of Seller shall be obligated to agree to any modification or amendment of any term of any agreement or contract granting to Seller or an Affiliate of Seller a license or sublicense to any Shared Third Party Intellectual Property. In the event that Seller and Purchaser are unable to obtain for Purchaser a license or sublicense to any Shared Third Party Intellectual Property, then Seller shall use commercially reasonable efforts to provide Purchaser with Seller's or its Affiliate's rights to and benefits of such Shared Third Party Intellectual Property and if Purchaser receives such rights and benefits, Purchaser shall assume the obligations and burdens thereunder. Purchaser agrees to negotiate in good faith the terms and conditions of any license or sublicense agreement to be entered into between Purchaser and the licensor of any Shared Third Party Intellectual Property pursuant to this Section 5.7(c) and to otherwise relieve Seller of its obligations under this Section 5.7(c).

               (d) Effective as of the Closing, Purchaser grants to Seller a perpetual, royalty-free license (with the right to sublicense to any Affiliate of Seller) to use the Owned Intellectual Property (and the right to grant sublicenses to use which are deemed to be granted to purchasers of products and licensees of associated software (whether or not embedded therein) of the Seller or its Affiliates in connection with the use of the products purchased and associated software licensed) and the customer lists (which rights to the customer lists may not be sublicensed by Seller to any Person other than to affiliates of Seller) being sold and transferred to Purchaser pursuant to
Section 2.1(a)(vi) and Section 2.1(a)(x), respectively, as each respectively exists as of the Closing Date to commercially exploit the Excluded Assets, to fulfill its obligations under all Excluded Liabilities (including any obligations under any contracts or agreements to which Seller or its Affiliates are a party as of the Closing Date), and otherwise in the conduct of any business of Seller or its Affiliates other than the Business. Except as contemplated by the foregoing sentence or as contemplated by the Ancillary Agreements, from and after the Closing, Seller shall not use any of the Owned Intellectual Property or customer lists being sold and transferred to Purchaser pursuant to Section 2.1(a)(vi) (other than software not customized for the Business) and Section 2.1(a)(x), respectively.

               (e) Subject to the limitations contained in the next sentence of this Section 5.7(e), effective as of the Closing, Purchaser grants to Seller a nonexclusive sublicense (with the right to sublicense to Affiliates of Seller) to use all Intellectual Property covered by the Subscriber Business IP Licenses to commercially exploit the Excluded Assets, to fulfill its obligations under all Excluded Liabilities (including any obligations under any contracts or agreements to which Seller or its Affiliates are a party as of the Closing
Date), and otherwise in the conduct of any business of Seller or its Affiliates other than the Business; provided, that, to the extent Purchaser is obligated to make royalty or other payments to any third party under any Subscriber Business IP Licenses that are transferred to Purchaser which royalties or other payments relate to or arise out of the use by Seller of any Intellectual Property covered by such Subscriber Business IP License in the conduct of any business of Seller other than the Business, such payment obligations shall be passed through to Seller. In the event Purchaser is unable to provide a sublicense to Seller under any Subscriber Business IP License that is transferred to Purchaser (whether because Purchaser is prohibited under the terms of any license or sublicense agreement or otherwise), then Purchaser shall use commercially reasonable efforts to obtain for Seller, and Seller shall cooperate with Purchaser in obtaining, a license or sublicense in favor of Seller from the licensor with respect to the Intellectual Property covered by such Subscriber Business IP License; provided, that, Seller acknowledges that any such license or sublicense may be subject to negotiations between Seller and any such licensor and may contain terms and conditions that are different than the terms and conditions contained in any such Subscriber Business IP License transferred to Purchaser; provided, further, that Purchaser shall not be obligated to agree to any modification or amendment of any term of any Subscriber Business IP License transferred to Purchaser. In the event that Seller and Purchaser are unable to obtain for Seller a license or sublicense to any Intellectual Property covered by any Subscriber Business IP License, then Purchaser shall use commercially reasonable efforts to provide Seller with the rights to and benefits of such Intellectual Property and if Seller receives such rights and benefits, Seller shall assume the obligations and burdens thereunder. Seller agrees to negotiate in good faith the terms and conditions of any license or sublicense agreement to be entered into between Seller and the licensor of any Intellectual Property covered by a Subscriber Business IP License that is transferred to Purchaser and to otherwise relieve Purchaser of its obligations under this Section 5.7(e).

               (f) Notwithstanding anything to the contrary set forth in this Agreement, effective as of the Closing, the Licensed Intellectual Property created or acquired by the Seller prior to July 3, 1995 shall be deemed "Included Commercially Necessary IPR" as that term is defined in the Existing License Agreement, and the use by the Purchaser and its Affiliates of such Licensed Intellectual Property shall be governed by the terms and conditions of the Existing License Agreement.

               (g) Seller shall, not later than January 31, 2000, provide to Purchaser a schedule of all contracts and agreements to which any Selling Party is a party relating to (i) the Subscriber Business IP Licenses, (ii) the Shared Third Party Intellectual Property, and (iii) all other software licensed or sublicensed by a Selling Party from a third party, other than Excluded Intellectual Property and commercially available, over-the-counter "shrink-wrap" software.

               (h) Notwithstanding anything to the contrary contained in this
Section 5.7 or in any other provision of this Agreement, no transfer of, or grant of any license or other right to, any patents or patent applications are made or granted hereunder to Purchaser, other than rights to design patents and design patent applications specifically granted to Purchaser hereunder.

       5.8 [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

               [***]

       5.9 EXCLUDED LIABILITIES. The Seller shall pay and discharge the Excluded Liabilities as and when the same become due and payable.

       5.10 BULK TRANSFER LAWS. The Purchaser hereby acknowledges that no Selling Party has taken, or intends to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws, and the Purchaser hereby waives compliance by any Selling Party with any applicable bulk sale or bulk transfer laws of any jurisdiction in connection with the sale of the Assets to the Purchaser (other than any obligations with respect to the application of the proceeds herefrom). The Seller agrees to pay and discharge when due all claims of creditors which are asserted against the Purchaser by reason of such non-compliance. Pursuant to Article VIII, the Seller has agreed to indemnify the Purchaser against any and all liabilities which may be asserted by third parties (including with respect to Taxes) against the Purchaser as a result of the noncompliance of any Selling Party with any such law.

       5.11 TAX MATTERS.

               (a) The Seller agrees to indemnify and hold harmless the Purchaser against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with Taxes imposed on any Selling Party or the Business with respect to taxable periods or portions thereof ending on or before the Closing Date and Taxes imposed on the Purchaser as a result of any breach of warranty or misrepresentation under Section 3.25.

               (b) Payment by the Seller of any amounts due under this Section
5.11 in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final tax return required to be filed by the Purchaser on which is required to be reported income for a period ending after the Closing Date for which the Seller is responsible under Section 5.11(a) without regard to whether the tax return shows overall net income or loss for such period, and (ii) within three Business Days following an agreement between the Seller and the Purchaser that an indemnity amount is payable, an assessment of a Tax by a taxing authority, or a "determination" as defined in
Section 1313(a) of the Code. If liability under this Section 5.11 is in respect of costs or expenses other than Taxes, payment by the Seller of any amounts due under this Section 5.11 shall be made within five Business Days

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

after the date when the Seller has been notified by the Purchaser that the Seller has a liability for a determinable amount under this Section 5.11 and is provided with calculations or other materials supporting such liability.

               (c) The Seller and the Purchaser shall share equally any real property transfer or gains, sales, use, transfer, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement and the Ancillary Agreements. The Seller, after review and consent by the Purchaser, shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. The Purchaser shall execute and deliver all instruments and certificates necessary to enable the Seller to comply with the foregoing. The Purchaser shall complete and execute a resale or other exemption certificate with respect to the inventory items sold hereunder, and shall provide the Seller with an executed copy thereof. The Seller shall provide to the Purchaser such information regarding the location of tangible property of the Business sufficient to support the filing of complete and accurate Tax returns and reports by the Purchaser.

               (d) At the request of the Purchaser, the Seller shall file with all applicable Tax authorities any statements, certificates or forms provided for under federal, state, local or foreign Tax laws to prevent the Purchaser from being liable as a transferee for Taxes of the Seller.

               (e) The Seller and the Purchaser agree to treat all payments made by either to or for the benefit of the other under this Section 5.11 and any other indemnity provisions of this Agreement and for any misrepresentations or breach of warranties or covenants, as adjustments to the Purchase Price for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis.

               (f) The Seller shall, on or before June 30, 2000, provide to the Purchaser such information and substantiating documentation, as required under
Section 41(f)(3) of the Code, regarding "qualified research expense" and "gross receipts" of the Business for purposes of computing the credit for increasing research activities under Section 41 of the Code.

       5.12 LETTERS OF CREDIT; LIEN RELEASES.

               (a) Within 5 days prior to the Closing, the Seller shall deliver to the Purchaser a true and complete list of all letters of credit, performance bonds and similar obligations arising under any Transferred Customer Contracts whether issued on behalf of or for the benefit of a Selling Party. The Purchaser shall use all reasonable efforts to cause the Seller or any other Selling Party to be released, as of or as promptly as practicable following the Closing, from all such letters of credit, performance bond and similar obligations (whether through the provision of a replacement letter of credit, guaranty or otherwise).

               (b) The Seller shall use all reasonable efforts to cause the Purchaser to receive the benefits following the Closing of all letters of credit, performance bonds and similar obligations that have been issued in favor of or for the benefit of the Seller under any Transferred Customer Contracts (whether through the assignment thereof, the issuance of a replacement letter of credit, guaranty or otherwise).

               (c) Seller shall, subsequent to the Closing, provide to Purchaser evidence reasonably satisfactory to Purchaser that, with respect to assets previously owned or held by QUALCOMM Personal Electronics which are included within the Assets, (i) all liens on such Assets have been terminated and released, and (ii) all equipment leases encumbering such Assets have been fully paid and are no longer in force or effect.

       5.13 SUBSCRIBER BUSINESS RECEIVABLES.

               (a) Purchaser agrees to cooperate in good faith with Seller, at the Seller's expense, in assisting Seller in the collection of the Pre-Closing Receivables after the Closing, including among other things, providing Seller with reasonable access during normal business hours to any records or other information transferred to Purchaser in connection with the transactions contemplated in this Agreement that may be useful in the collection of the Pre-Closing Receivables. Further, Purchaser acknowledges that after the Closing, Purchaser may receive payments in respect of Pre-Closing Receivables. In the event that after the Closing Purchaser receives any payments with respect to the Pre-Closing Receivables, Purchaser shall promptly upon receipt thereof remit such payments to Seller. In order to assist the Purchaser in identifying payments received which are attributable to Pre-Closing Receivables, as soon as practicable following the Closing, the Seller shall deliver to the Purchaser a list describing the Pre-Closing Receivables. The Seller shall reimburse the Purchaser for all reasonable costs and expenses incurred by the Purchaser in complying with the provisions of this Section 5.13(a).

               (b) Seller agrees to cooperate in good faith with Purchaser, at the Purchaser's expense, in assisting Purchaser in the collection of the Post-Closing Receivables after the Closing, including among other things, providing the Purchaser with reasonable access during normal business hours to any records or other information relating to the Business retained by any Selling Party in connection with the transactions contemplated in this Agreement that may be useful in the collection of the Post-Closing Receivables. Further, the Seller acknowledges that after the Closing, the Selling Parties may receive payments in respect of Post-Closing Receivables. In the event that after the Closing any Selling Party receives any payments with respect to the Post-Closing Receivables, the Seller shall, and shall cause any other Selling Party to, promptly upon receipt thereof remit such payments to the Purchaser. The Purchaser shall reimburse the Seller for all reasonable costs and expenses incurred by the Seller in complying with the provisions of this Section 5.13(b).

       5.14 ANCILLARY AGREEMENTS. The parties shall cooperate in good faith to prepare, negotiate and finalize the Ancillary Agreements as promptly as practicable after the date hereof. Notwithstanding anything to the contrary contained in this Agreement, in the event the parties cooperate in good faith but are nevertheless unable to finalize any Ancillary Agreement by the time otherwise scheduled for the Closing, the term sheet attached hereto which sets forth the principal terms of such Ancillary Agreement shall be binding on the parties and shall govern the relationship of the parties following the Closing with respect to the matters covered thereby until such time as the parties shall execute and deliver the applicable Ancillary Agreement.

       5.15 FURTHER ACTION.

               (a) Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement, including, without limitation, delivering, or causing to be delivered, the certificates, opinions and other documents to be delivered to the other party as a condition to such other party's obligations under Article VII of this Agreement. At any time and from time to time after the Closing, at Purchaser's request and without further consideration, the Seller shall, and shall cause any Selling Party to, at Purchaser's expense, (i) execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation Purchaser may reasonably deem necessary or desirable in order more effectively to convey to Purchaser, and to confirm Purchaser's title to, all of the Assets, to put Purchaser in actual possession and operating control thereof and to assist Purchaser in exercising all rights with respect thereto and (ii) prosecute or otherwise enforce in its own name for the benefit of Purchaser any claims, rights or benefits which are transferred to Purchaser under this Agreement but which require prosecution or enforcement in the name of any Selling Party. Without limiting the generality of the foregoing, if following the Closing it is determined by the Purchaser and Seller, that Section 3.20 of the Disclosure Schedule (as supplemented pursuant to Section 5.16) omitted any machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles or other tangible personal property primarily used in the Business ("Omitted Tangible Personal Property"), the Seller shall or shall promptly cause the transfer of such Omitted Tangible Personal Property to the Purchaser upon the payment by the Purchaser therefor of a purchase price equal to the net asset book value thereof. Any Omitted Tangible Personal Property shall be deemed to constitute Tangible Personal Property and Assets for all purposes of this Agreement.

               (b) CERTAIN INTELLECTUAL PROPERTY. The Purchaser acknowledges that certain Subscriber Business Intellectual Property may not be identified until after the Closing and therefore will not be physically delivered to the Purchaser until after the Closing. Following the Closing, the Seller shall use reasonable commercial efforts to identify any Subscriber Business Intellectual Property not identified prior to the Closing, and upon the making of such identification shall promptly thereafter transfer physically all such Subscriber Business Intellectual Property.

       5.16 SELECTION OF TANGIBLE PERSONAL PROPERTY; SPARE PARTS. Subject to the Seller providing to the Purchaser a reasonably detailed list of Tangible Personal Property on or prior to January 7, 2000, the Purchaser shall designate in writing to the Seller on or before January 31, 2000, which items of Tangible Personal Property the Purchaser desires to purchase pursuant to this Agreement (the "Selected Tangible Personal Property"); provided however, the Seller shall in any event provide the Purchaser with such list prior to February 14, 2000. In the event that the Seller provides such list after January 7, 2000, the Purchaser shall designate in writing to the Seller the Selected Tangible Personal Property on the later of (i) February 14, 2000, and (ii) the earlier of five days after the list is provided to the Purchaser or the Closing Date. The Purchaser shall select sufficient items of Tangible Personal Property such that the aggregate book value of the Selected Tangible Personal Property, as reflected in the September Statement of Net Assets, shall equal at least [***] of the aggregate book value of all Tangible Personal Property, as reflected in the September Statement of Net Assets. Those items of Tangible Personal Property not so selected shall constitute Excluded Assets. Subject to the Seller providing to the Purchaser a reasonably detailed list of spare parts inventory (as to those spare parts not relating to 5GP and PDQ phones and not otherwise expressly allocated to an outstanding purchase order) on or prior to January 7, 2000, the Purchaser shall designate in writing to the Seller on or before January 31, 2000 which items of such spare parts inventory the Purchaser desires to purchase pursuant to this Agreement; provided however, the Seller shall in any event provide the Purchaser with such list prior to February 14, 2000. In the event that the Seller provides such list after January 7, 2000, the Purchaser shall designate in writing to the Seller the items of such spare parts inventory the Purchaser wishes to purchase on the later of (i) February 14, 2000, and (ii) the earlier of five days after the list is provided to the Purchaser or the Closing Date. Those items of spare parts inventory so selected shall be included in the Assets, and those items of spare parts inventory not so selected shall constitute Excluded Assets.

       5.17 RELOCATION AND OUTSOURCING. The Seller agrees to discuss in good faith with the Purchaser the possibility of accomplishing the following prior to the Closing relocating certain Assets and operations of the Business as between Real Property to be leased to the Purchaser pursuant to the Lease Agreements. To the extent the Seller and the Purchaser mutually agree to any such relocation or outsourcing, the Seller shall use commercially reasonable efforts to accomplish or significantly prepare for such relocation and outsourcing prior to the Closing.

       5.18 [***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[***]

                                    ARTICLE 6

                                EMPLOYEE MATTERS

       6.1 EMPLOYEE SELECTION. On or prior to January 17, 2000, the Purchaser shall deliver to the Seller a list setting forth the names of (a) those employees of the Seller whom the Purchaser desires to provide services to the Purchaser under the Employee Matters Agreement (the "Selected Seller Employees"), and (b) those employee of Qualcomm Personal Electronics to whom the Purchaser intends to extend an offer of employment (the "Selected QPE Employees"). In connection with the Purchaser's selection of employees, from and after the date hereof, the Seller shall upon reasonable notice permit the Purchaser to interview any employees of the Business. The Seller shall use reasonable commercial efforts to assist the Purchaser in such interviews. [***]

       6.2 HIRING OF EMPLOYEES. On the Closing Date, the Purchaser shall offer to employ on an "at-will" basis and subject to the Purchaser's standard terms, conditions and policies of

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

employment (or if none, the standard terms, conditions and policies of the Parent Corporation), each Selected QPE Employee as a "new hire" (full- or part-time as such Selected QPE Employee was employed by Qualcomm Personal Electronics immediately prior to the Closing Date); provided, however, that any Selected QPE Employee who is on vacation at the Closing Date shall be offered employment only if his or her return date is within 30 days of the Closing Date; provided, further, however, that any Selected QPE Employee who is on short-term disability or on an approved leave of absence shall be offered employment hereunder upon the employee obtaining a medical release or other documentation reasonably satisfactory to the Purchaser which evidences the employee's ability to perform the essential functions of his regular work, with or without reasonable accommodation, and the employee returns to active employment with the Purchaser (a) if on short-term disability or on an approved leave of absence under the Family Medical Leave Act of 1993, as amended ("FMLA"), no later than the last day on which the employee may return to work under the provisions of the applicable short-term disability plan of Qualcomm Personal Electronics or FMLA, or (b) for all other approved leaves of absence, within 30 days of the Closing Date. Those Selected QPE Employees who accept such offers prior to the Closing Date shall become employees of the Purchaser as of the Closing Date, or, for individuals on leave, as of their return from leave as described in the previous sentence.

       6.3 EMPLOYEE LIABILITIES. The Seller shall retain, and the Purchaser shall not assume, any obligations relating to (a) any Selected QPE Employees who do not become employees of the Purchaser, (b) any Selected QPE Employees who actually become employees of the Purchaser (the "Transferred Employees") arising on or prior to the Closing Date, or (c) any Seller Selected Employees or any other employee of Seller. The Seller agrees that the Purchaser shall have no responsibility to provide continuing group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), for any employees of the Business (whether or not a Transferred Employee) (and their "qualified beneficiaries" as defined in COBRA).

       6.4 SERVICE CREDIT. Transferred Employees shall receive credit for their service with Qualcomm Personal Electronics for all purposes under Purchaser's welfare benefit plans. For all other employee plans, programs and arrangements of the Purchaser Transferred Employees shall receive credit for their service with QUALCOMM Personal Electronics for purposes of eligibility and vesting only.

       6.5 INDEMNITY. Without limiting in any way the scope of Article VIII or the applicability of such Article to employment-related and benefit-related matters, the Seller shall indemnify and hold harmless the Purchaser from any and all claims (including reasonable attorneys' fees and expenses incurred in defending such claims) against the Purchaser by Transferred Employees or other Employees of the Business (including former employees of the Business) (a) that arise from representations made by any Selling Party or Qualcomm Personal Electronics to such employees regarding their future employment, (b) that pertain to the payment of any bonus or other incentive compensation accrued or earned by any Transferred Employee prior to the Closing Date or (c) that arise from the termination of employment (through layoff or otherwise) of any employee of the Business prior to the Closing Date. The Seller shall further indemnify and hold harmless the Purchaser against any and all claims (including reasonable attorneys' fees and expenses incurred in defending such claims) against the Purchaser by any

Selected QPE Employee who does not accept the Purchaser's offer of employment or who otherwise fails to become a Transferred Employee.

       6.6 CERTAIN OTHER EMPLOYEE-RELATED COSTS. On the Closing Date, the Seller shall or shall cause the payment to each Transferred Employee of all amounts payable to the Transferred Employees ("Employee Amounts") that relate to any service by any Transferred Employee with Qualcomm Personal Electronics through the Closing Date, including, without limitation, any salary or wages, any accrued vacation, sick or personal days or any bonuses (collectively, "Accrued Employee Benefits"); provided, however, that the Purchaser may elect to permit each Transferred Employee to select either to be paid his or her accrued salary or wages, vacation, sick or personal days ("Deferred Amounts") on the Closing Date or, to the extent such payment is not required by applicable Law, to request that the Purchaser assume his or her Deferred Amounts. To the extent the Purchaser elects to permit the assumption of Deferred Amounts and certain Transferred Employees elect to request assumption of such Deferred Amounts, within five Business Days after the Closing Date, the Seller shall provide the Purchaser with a complete and accurate statement of the Deferred Amounts expected to be payable by the Purchaser following the Closing that relate to any such Persons who have requested assumption of Deferred Amounts (the "Assumed Employee Amounts"). The Seller shall retain liability for the Assumed Employee Amounts and shall pay or cause to be paid an amount of cash to the Purchaser equal to the Assumed Employee Amounts within ten Business Days after the Closing Date.

                                    ARTICLE 7

                              CONDITIONS TO CLOSING

       7.1 CONDITIONS TO OBLIGATIONS OF THE SELLER. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser and the Parent Corporation contained in this Agreement that are not qualified as to materiality shall be true and correct in all material respects, and the representations and warranties of the Purchaser and the Parent Corporation contained in this Agreement that are qualified as to materiality shall be true and correct, as of the Closing Date as though made on and as of the Closing Date, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

               (b) COVENANTS. The covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects, and the Seller shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

               (c) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated by this Agreement shall have expired or shall have been terminated;

               (d) NO LEGAL IMPEDIMENT. No statute, rule or regulation shall have been promulgated, enacted, entered or enforced, and no other legally binding, final and nonappealable action shall have been taken, by any Governmental Authority or by any court or tribunal of competent jurisdiction, domestic, foreign or supranational, that in any of the foregoing cases has the effect of making illegal or prohibiting or to such extent that it has a Material Adverse Effect, restraining or restricting the consummation of the transactions contemplated by this Agreement;

               (e) INCUMBENCY CERTIFICATE. The Seller shall have received a certificate of the Secretary or an Assistant Secretary (or comparable officer) of the Purchaser certifying the names and signatures of the officers of the Purchaser authorized to sign this Agreement and the Ancillary Agreements to which it is a party and the other documents to be delivered hereunder and thereunder;

               (f) LEGAL OPINION. The Seller shall have received from Loeb & Loeb LLP legal opinions, addressed to the Seller and dated the Closing Date, covering the matters set forth in Exhibit J; and

               (g) ANCILLARY AGREEMENTS. The Purchaser shall have executed and delivered to the Seller each of the Ancillary Agreements to which it is a party and all Ancillary Agreements shall be in force and effect (or, in the event all Ancillary Agreements have not been executed and delivered, the Purchaser shall have complied with its obligations under Section 5.14).

       7.2 CONDITIONS TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (in each case determined without respect to any qualification as to "materiality," "Material Adverse Effect" or similar qualification), in all such respects as would not, individually or in the aggregate, have a Material Adverse Effect, and the Purchaser shall have received a certificate from the Seller to such effect signed by a duly authorized officer thereof;

               (b) COVENANTS. The covenants and agreements contained in this Agreement to be complied with by the Seller on or before the Closing (other than Section 5.1) shall have been complied with in all material respects, the covenants and agreements contained in Section 5.1 shall have been complied with in all respects as would not, individually or in the aggregate, have a Material Adverse Effect, and the Purchaser shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

               (c) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the purchase of the Assets contemplated hereby shall have expired or shall have been terminated;

               (d) NO LEGAL IMPEDIMENT. No statute, rule or regulation shall have been promulgated, enacted, entered or enforced, and no other legally binding, final and nonappealable action shall have been taken, by any Governmental Authority or by any court or tribunal of competent jurisdiction, domestic, foreign or supranational, that in any of the foregoing cases requires the divestiture by the Purchaser of assets or has the effect of making illegal or prohibiting or, to such an extent that it has a Material Adverse Effect, restraining or restricting the consummation of the transactions contemplated by this Agreement;

               (e) RESOLUTIONS OF SELLING PARTIES. The Purchaser shall, with respect to each Selling Party, have received a true and complete copy, certified by the Secretary or an Assistant Secretary of such Selling Party, of the resolutions duly and validly adopted by the Board of Directors of such Selling Party evidencing its authorization of the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby;

               (f) INCUMBENCY CERTIFICATE. The Purchaser shall, with respect to each Selling Party, have received a certificate of the Secretary or an Assistant Secretary of such Selling Party certifying the names and signatures of the officers of such Selling Party authorized to sign this Agreement and the Ancillary Agreements and the other documents to be delivered hereunder and thereunder;

               (g) LEGAL OPINION. The Purchaser shall have received from Cooley Godward LLP a legal opinion, addressed to the Purchaser and dated the Closing Date, covering the matters set forth in Exhibit K;

               (h) CONSENTS AND APPROVALS. The Purchaser and the Seller shall have received, all authorizations, consents, orders and approvals of all Governmental Authorities and officials reasonably necessary for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, other than such authorizations, consents, orders, approvals or consents the absence of which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (taking into account in any such determination any rights or benefits conveyed on the Purchaser pursuant to
Section 5.4(c));

               (i) ANCILLARY AGREEMENTS. Each Selling Party shall have executed and delivered to the Purchaser each of the Ancillary Agreements to which it is a party and all Ancillary Agreements shall be in force and effect (or, in the event all Ancillary Agreements have not been executed and delivered, each Selling Party shall have complied with its obligations under Section 5.14);

               (j) NO MATERIAL ADVERSE EFFECT. No event, circumstance, change in, or effect on the Business shall have occurred and be continuing which has a Material Adverse Effect as of the Closing Date;

               (k) CERTIFICATE OF NON-FOREIGN STATUS. The Purchaser shall have received a certificate from each Selling Party (which complies with Section 1445 of the Code) of non-foreign status executed in accordance with the provisions of the Foreign Investment in Real Property Tax Acts;

               (l) TRANSFER AND TERMINATION OF EMPLOYEES. The Seller shall have transferred the Selected Seller Employees to the Person providing services to the Purchaser under the Employee Matters Agreement, the employment of all Selected QPE Employees shall have been terminated on the Closing Date and unless otherwise agreed to by the Purchaser pursuant to Section 6.6 all salaries, benefits and all other amounts accruing or owing through and as of the Closing Date to the Selected QPE Employees shall have been paid; and

               (m) TRANSFER OF ASSETS. To the extent, as of the date hereof, any of the Assets are not owned by any Selling Party, the Seller shall have caused the transfer of such Assets to the Seller.

                                    ARTICLE 8

                                 INDEMNIFICATION

       8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS.

               [***]

               (b) Notwithstanding anything to the contrary contained in this Agreement, no event, fact or circumstance which results in any actual payments made pursuant to Section 2.7 shall result in or serve as the basis for any claim for indemnification under this Section 8.1.

       8.2 INDEMNIFICATION BY THE SELLER.

               (a) Following the Closing, the Purchaser and its Affiliates, officers, directors, employees, agents, successors and assigns (collectively, the "Purchaser Indemnitees") shall be indemnified, defended and held harmless by the Seller for any and all Liabilities, losses, damages, diminution in value, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, attorneys' and consultants' fees and expenses) actually

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (hereinafter a "Loss"), arising out of or resulting from:

                       (i) the breach of any representation or warranty made by any Selling Party contained in any Selling Party Document (provided that solely for purposes of this Article VIII, each such representation and warranty shall be read as if all qualifications as to materiality, "Material Adverse Effect" and similar qualifications were deleted therefrom); or

                       (ii) the breach of any covenant or agreement by any Selling Party contained in any Selling Party Document; or

                       (iii) Liabilities of any Selling Party, whether arising before or after the Closing Date, that are not expressly assumed by the Purchaser pursuant to this Agreement, including, without limitation: (A) Liabilities arising from or related to any failure to comply with laws relating to bulk transfers or bulk sales with respect to the transactions contemplated by this Agreement (notwithstanding the waiver contained in Section 5.10); and (B) the Excluded Liabilities.


       To the extent that the Seller's undertakings set forth in this Section
8.2 may be unenforceable, the Seller shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Purchaser Indemnitees. (b) Notwithstanding anything to the contrary contained in this Agreement except as provided in
Section 5.18(e), (i) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Seller arising out of or resulting from the causes enumerated in Section 8.2(a)(i), or in Section 8.2(a)(ii), shall be an amount equal to [***] and (ii) the Seller shall not be liable to indemnify the Purchaser Indemnitees for any indemnifiable Losses otherwise payable thereunder until such time as all such indemnifiable Losses shall aggregate to more [***] (the "Indemnification Threshold"), after which time the Seller shall be liable to indemnify the Purchaser Indemnitees for the entire amount of all Losses. The limitations on indemnification contained in this Section 8.2(b) shall not apply to claims for Losses based on fraud or other tortious conduct or the deliberate failure of the Seller to perform any post-Closing obligations to be performed by it hereunder.

       8.3 INDEMNIFICATION BY THE PURCHASER AND THE PARENT CORPORATION.

               (a) Following the Closing, the Seller and its Affiliates, officers, directors, employees, agents, successors and assigns (the "Seller Indemnitees") shall be indemnified, defended and held harmless by the Purchaser and the Parent Corporation, jointly and severally, for any and all Losses, arising out of or resulting from:

                       (i) the breach of any representation or warranty made by the Purchaser or the Parent Corporation contained in any Purchaser Document (provided that solely for purposes of this Article VIII, each such representation and warranty shall be read as if all qualifications as to materiality and similar qualifications were deleted therefrom); or

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                       (ii) the breach of any covenant or agreement by the Purchaser or the Parent Corporation contained in any Purchaser Document; or

                       (iii) the Assumed Liabilities.

       To the extent that the undertakings of the Purchaser or the Parent Corporation set forth in this Section 8.3 may be unenforceable, the Purchaser and the Parent Corporation shall contribute the maximum amount that it is permitted to contribute under applicable Law to the payment and satisfaction of all Losses incurred by the Seller Indemnitees.

               (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum aggregate amount of indemnifiable Losses which may be recovered from the Purchaser and the Parent Corporation, collectively, arising out of or resulting from the causes enumerated in Section 8.3(a)(i), or in
Section 8.3(a)(ii) shall be an amount equal to [***] and (ii) neither the Purchaser nor the Parent Corporation shall be liable to indemnify the Seller Indemnitees for any indemnifiable Losses otherwise payable thereunder until such time as all such indemnifiable Losses shall aggregate to more than the Indemnification Threshold, after which time the Purchaser and the Parent Corporation, collectively, shall be liable to indemnify the Seller Indemnitees for the entire amount of all Losses. The limitations on indemnification contained in this Section 8.3(b) shall not apply to claims for Losses based on fraud or other tortious conduct or the deliberate failure of the Purchaser or the Parent Corporation to perform any of its respective post-Closing obligations to be performed hereunder.

       8.4 INDEMNIFICATION PROCEDURES. An indemnified party shall give the indemnifying party notice of any matter which an indemnified party has determined has given or could give rise to a right of indemnification under this Agreement, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and Liabilities of the indemnifying party under this Article VIII with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VIII ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article VIII except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or liability that it may have to any indemnified party otherwise under this Article VIII. Upon receipt of notice of a Third Party Claim, the indemnifying party shall assume and control the defense of such Third Party Claim at its expense and through counsel of its choice reasonably satisfactory to the indemnified party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party for the same counsel to represent both the indemnified party and the indemnifying party, then the indemnified party shall be entitled to retain its own counsel, in each jurisdiction for which the indemnified party determines counsel is required, at the expense of the indemnifying party; provided, further, that the indemnified party may assume the defense of any Third Party Claim, at the expense of the indemnifying party, if

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the indemnifying party fails to assume the defense of a Third Party Claim within 15 days of receipt of a notice relating thereto. In the event the indemnifying party undertakes any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party without the written consent of the indemnified party, unless such settlement only requires payment of money damages which will be indemnified.

       8.5 TAX MATTERS. Anything in this Article VIII (except for the specific reference to Tax matters in Section 8.1) to the contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Section 5.11.

       8.6 KNOWLEDGE OF BREACH. For purposes of this Article 8, (a) Seller shall not be deemed to have breached any representation, warranty or covenant if Purchaser or Parent Corporation had actual knowledge (as determined in accordance with Section 10.15 and with respect to which the Seller shall bear the burden of proving), on or prior to the Closing Date, of the breach of, or of any facts or circumstances constituting or resulting in a breach of, such representation, warranty or covenant, and (b) neither Purchaser nor Parent Corporation shall be deemed to have breached any representation, warranty or covenant if Seller had actual knowledge (as determined in accordance with Section 10.15 and with respect to which the Purchaser shall bear the burden of proving), on or prior to the Closing Date, of the breach of, or of any facts or circumstances constituting or resulting in a breach of, such representation, warranty or covenant.

       8.7 INDEMNIFICATION EXCLUSIVE REMEDY. Except as provided for in Sections
2.7 and 5.18(e) and except for claims based on fraud or other tortious conduct or a party's deliberate failure to perform post-Closing covenants to be performed by it, the right of each party hereto to demand and receive indemnification payments pursuant to this Article 8 shall be the sole and exclusive right and remedy exercisable by such party with respect to any breach of any representation or warranty of the other party contained in this Agreement or in any certificate delivered pursuant hereto or noncompliance by the other party with any covenant contained in this Agreement.

       8.8 SUBROGATION. To the extent that either party hereto (the "Indemnitor") makes or is required to make any indemnification payment to the other party hereto (the "Indemnified Party"), the Indemnitor shall be entitled to exercise, and shall be subrogated to, any rights and remedies (including rights of indemnity, rights of contribution and other rights of recovery) that the Indemnified Party or any of the Indemnified Party's Affiliates may have against any other

Person with respect to any Losses, circumstances or Action to which such indemnification payment is directly or indirectly related. The Indemnified Party shall permit the Indemnitor to use the name of the Indemnified Party and the names of the Indemnified Party's Affiliates in any transaction or in any proceeding or other Action involving any of such rights or remedies; and the Indemnified Party shall take such actions as the Indemnitor may reasonably request for the purpose of enabling the Indemnitor to perfect or exercise the Indemnitor's right of subrogation hereunder.

                                    ARTICLE 9

                             TERMINATION AND WAIVER

       9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

               (a) by the Purchaser if, between the date hereof and the time scheduled for the Closing: (i) an event or condition occurs that has resulted in or that would reasonably be expected to result in a Material Adverse Effect; or
(ii) the Seller makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization; or

               (b) by either the Seller or the Purchaser if the Closing shall not have occurred by 12:01 a.m. on March 27, 2000 , which date may be extended by mutual written consent of the parties hereto; provided, however, that if a request for additional information is received from the FTC or the DOJ pursuant to the HSR Act, such date shall be extended to the fourteenth (14th) calendar day following acknowledgment by the FTC or DOJ, as applicable, that the parties have complied with such request, but in any event not later than 12:01 a.m. on June 30, 2000; provided, further, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or

               (c) by either the Purchaser or the Seller in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

               (d) by the mutual written consent of the Seller and the Purchaser.

       9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Section 5.3 and Article X and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

       9.3 WAIVER. The Seller, on the one hand, and the Purchaser and the Parent Corporation, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered by the other pursuant hereto, or (c) waive compliance with any of the agreements or conditions of the other contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                   ARTICLE 10

                               GENERAL PROVISIONS

       10.1 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

       10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by FedEx or other nationally recognized next-day courier, telecopied with confirmation of receipt, or mailed first class, postage prepaid, by certified mail, return receipt requested, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified below. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by certified mail, in the manner set forth above, within three (3) business days thereafter:

               (a)    if to any Selling Party:

                      QUALCOMM Incorporated
                      5775 Morehouse Drive
                      San Diego, California  92121-1714
                      Telecopy: (858)845-1249
                      Attention:General Counsel

                      with a copy to:

                      Cooley Godward LLP
                      4365 Executive Drive, Suite 1100
                      San Diego, California  92121-2128
                      Telecopy:  (619) 453-3555
                      Attention: Frederick T. Muto, Esq.

               (b)    if to the Purchaser or Parent Corporation:

                      Kyocera International, Inc.
                      8611 Balboa Avenue
                      San Diego, California  92123-1580
                      Telecopy:  (858) 492-1456
                      Attention:  President

                      with copies to:

                      Loeb & Loeb LLP
                      1000 Wilshire Boulevard, Suite 1800
                      Los Angeles, California  90017
                      Telecopy:  (213) 688-3460
                      Attention:  Kenneth R. Benbassat, Esq.

       10.3 PUBLIC ANNOUNCEMENTS. No party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld), and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

       10.4 HEADINGS. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

       10.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

       10.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Seller and the Purchaser with respect to the subject matter hereof, including, without limitation, the Confidentiality Agreement.

       10.7 ASSIGNMENT. This Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller and the Purchaser); provided, however, that the Seller may assign this Agreement, in whole and not in part, to a Person who acquires all or substantially all of the capital stock or assets and liabilities of the Seller, without the consent of the Purchaser.

       10.8 NO THIRD-PARTY BENEFICIARIES. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto, the Selling Parties, the Purchaser Indemnitees, the Seller Indemnitees and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including, without limitation, any union or any employee or former employee of the Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

       10.9 AMENDMENT. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Seller, the Purchaser and the Parent Corporation, or (b) by a waiver in accordance with
Section 9.3.

       10.10 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts executed in and to be performed entirely within that state. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any California state or federal court sitting in the City of San Diego, California.

       10.11 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, any Selling Party Document or any Purchaser Document or because of any alleged dispute, breach, default or misrepresentation in connection herewith or therewith, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

       10.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

       10.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or equity, without the necessity of demonstrating the inadequacy of money damages or the posting of any bond or similar security.

       10.14 GUARANTEE OF PARENT CORPORATION. The Parent Corporation hereby guarantees that Purchaser shall duly perform, satisfy and discharge on a timely basis each of the covenants, obligations and liabilities of Purchaser under this Agreement and the Ancillary Agreements, and the Parent Corporation shall be and is jointly and severally liable with Purchaser for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities. Parent Corporation agrees that the liability of Purchaser for any matter contained in this Agreement shall be the immediate, direct, and primary obligation of Parent Corporation and shall not be contingent upon Seller's or any Seller Indemnitee's exercise or enforcement of any remedy it may have against Purchaser or any other person.

       10.15 KNOWLEDGE. As used in this Agreement, the "knowledge" of a Party, means (a) with respect to Seller, the actual knowledge of the Chief Executive Officer, President, Chief Financial Officer or General Counsel of Seller or any employee of the Business with the rank of Vice President or above, and (b) with respect to Purchaser and Parent Corporation, the Chief Executive Officer, President, Chief Financial Officer or General Counsel of Purchaser or Parent Corporation, respectively.

       IN WITNESS WHEREOF, the Seller, the Purchaser and the Parent Corporation have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

QUALCOMM INCORPORATED                       KYOCERA INTERNATIONAL, INC.

By:                                         By:
   ----------------------------                ---------------------------------

Name:                                       Name:
     --------------------------                  -------------------------------

Title:                                      Title:
      -------------------------                   ------------------------------

WITNESS:                                    KII ACQUISITION COMPANY

                                            By:
-------------------------------                ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------


                                            WITNESS:

                                            ------------------------------------


                  [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

EXHIBITS

A       Selling Parties

B       Principal Terms of the ASICs Supply Agreement

C       Assumption Agreement

D       Bill of Sale

E       Principal Terms of the Employee Matters Agreement

F       Principal Terms of the Lease Agreements

G       Principal Terms of the Retained Business Support Agreement

H       Principal Terms of the Trademark License Agreement

I       Principal Terms of the Transition Services Agreement

J       Legal Opinion (Loeb)

K       Legal Opinion (Cooley)

                                    EXHIBIT A

                                 SELLING PARTIES

QUALCOMM Incorporated
Qualcomm do Brasil Ltda.
QUALCOMM (Australia) Pty Limited

                                    EXHIBIT B

                  PRINCIPAL TERMS OF THE ASICS SUPPLY AGREEMENT



FORM OF AGREEMENT:                  Seller and Purchaser shall enter into an
                                    ASICs supply agreement (the "Agreement") which shall contain normal and customary terms and conditions to be mutually agreed to and not otherwise inconsistent with this term sheet. The Agreement shall contain warranty and indemnification provisions no less favorable than those warranty and indemnification provisions commonly offered by Seller to similar situated third party customers of Chipsets. Each party shall have the right to assign its interest in the Agreement to any respective successor in interest to such party's respective subject business unit.

VOLUME/REQUIREMENTS:                [ *** ]


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    [ *** ]

TERM OF AGREEMENT:                  [ *** ]

PRICING OF CHIPSETS:                [ *** ]

AFFILIATES:                         [ *** ]

GOVERNING LAW; VENUE:               California;  San Diego, California.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                          FORM OF ASSUMPTION AGREEMENTS

        ASSUMPTION AGREEMENT, dated as of [_______________], 2000 (this "ASSUMPTION AGREEMENT"), between QUALCOMM INCORPORATED, a Delaware corporation (the "SELLER"), and [_________________], a Delaware corporation (the "PURCHASER").


                                   WITNESSETH:

        WHEREAS, the Seller, the Purchaser, and Kyocera International, Inc., a California corporation and sole stockholder of the Purchaser ("PARENT") have entered into an Asset Purchase Agreement, dated December 22, 1999 (the "ASSET PURCHASE AGREEMENT"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement);

        WHEREAS, pursuant to the Asset Purchase Agreement, the Purchaser has agreed to assume certain liabilities and obligations of the Seller with respect to the Business; and

        WHEREAS, the execution and delivery of this Assumption Agreement by the Purchaser is a condition to the obligations of the Seller to consummate the transactions contemplated by the Asset Purchase Agreement.

        NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants set forth herein and in the Asset Purchase Agreement, and intending to be legally bound hereby, the Purchaser and the Seller hereby agree as follows:

        1. ASSUMPTION OF LIABILITIES. Subject to Section 2 hereof, the Purchaser hereby assumes and agrees to pay, perform and discharge when due only the Assumed Liabilities and no other Liabilities of the Selling Parties.

        2. EXCLUDED LIABILITIES. Notwithstanding the provisions of Section 1 hereof, the Seller shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or have any responsibility for, all Excluded Liabilities.

        3. NO THIRD PARTY BENEFICIARIES. This Assumption Agreement shall be binding upon and inure solely to the benefit of the parties hereto and the Selling Parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assumption Agreement.

        4. ASSIGNMENT. This Assumption Agreement may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser).

        5. COUNTERPARTS. This Assumption Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when



                                       1.

executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        6. GOVERNING LAW. This Assumption Agreement shall be governed by, and construed in accordance with, the laws of the State of California, applicable to contracts executed in and to be performed entirely within that state.

        IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Assumption Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       QUALCOMM INCORPORATED



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       [______________________________]



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------



                                       2.

                                   EXHIBIT D

                      FORM OF BILLS OF SALE AND ASSIGNMENT


        BILL OF SALE AND ASSIGNMENT, dated as of [__________], 1999 (this "BILL OF SALE AND ASSIGNMENT"), from [QUALCOMM INCORPORATED, a Delaware corporation] (the "SELLER"), to [__________], a Delaware corporation (the "PURCHASER").


                                   WITNESSETH:

        WHEREAS, the Seller, the Purchaser, and Kyocera International, Inc., a California corporation and sole stockholder of the Purchaser ("PARENT") have entered into an Asset Purchase Agreement, dated December 22,1999 (the "ASSET PURCHASE AGREEMENT"; unless otherwise defined herein, capitalized terms shall be used herein as defined in the Asset Purchase Agreement); and

        WHEREAS, the execution and delivery of this Bill of Sale and Assignment by the Seller is a condition to the obligations of the Purchaser to consummate the transactions contemplated by the Asset Purchase Agreement.

        NOW THEREFORE, for good and valuable consideration to the Seller, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the Asset Purchase Agreement, the Seller, intending to be legally bound hereby, does hereby agree as follows:

        1. SALE AND ASSIGNMENT OF ASSETS AND PROPERTIES.

               (a) The Seller does hereby sell, assign, transfer, convey, grant, bargain, set over, release, deliver, vest and confirm unto the Purchaser, its successors and assigns, forever, the entire right, title and interest of the Seller in and to all the Assets. The Seller warrants that upon delivery to the Purchaser of the Assets sold, assigned, transferred, conveyed, granted, bargained, set over, released, delivered, vested and confirmed from the Seller to the Purchaser pursuant to this Bill of Sale and Assignment, the Purchaser will own, with good and marketable title, or lease, under valid and subsisting leasehold interests, the Assets, free and clear of all Encumbrances, except as expressly contemplated by the Asset Purchase Agreement, including, without limitation, the Exhibits and the Disclosure Schedule that are a part thereof.

        2. ASSETS AND PROPERTIES NOT SOLD AND ASSIGNED. The Assets shall exclude the Excluded Assets.

        3. POWER OF ATTORNEY. The Seller hereby constitutes and appoints the Purchaser, its successors and assigns, the true and lawful attorney and attorneys of the Seller, with full power of substitution, in the name of the Purchaser or in the name and stead of the Seller, but on behalf of, for the benefit and at the expense of the Purchaser, its successors and assigns: (i) to collect, demand and receive any and all Assets hereby sold and assigned to the Purchaser or intended so to be and to give receipts and releases for and in respect ` of the same; ii to institute and prosecute any and all actions, suits or proceedings, at law, in equity or otherwise, which the



                                       1.

Purchaser may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Assets hereby sold and assigned to the Purchaser or intended so to be, to defend or compromise any and all actions, suits or proceedings in respect of any of the Assets, and to do all such acts and things in relation thereto as the Purchaser shall deem advisable; (iii) to take any and all other reasonable action designed to vest more fully in the Purchaser the Assets hereby sold and assigned to the Purchaser or intended so to be, and in order to provide for the Purchaser the benefit, use, enjoyment and possession of such Assets; and (iv) to do all reasonable acts and things in relation to the Assets hereby sold and assigned. The Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. The Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto. The Seller shall from time to time pay to the Purchaser, when received, any amounts which shall be received directly or indirectly by the Seller (including amounts received as interest) in respect of any Assets sold and assigned to the Purchaser pursuant hereto.

        4. OBLIGATIONS AND LIABILITIES NOT ASSUMED. Nothing expressed or implied in this Bill of Sale and Assignment shall be deemed to be an assumption by the Purchaser of any Liabilities of the Seller. The Purchaser does not by this Bill of Sale and Assignment assume or agree to pay, perform or discharge any Liabilities of the Seller of any nature, kind or description whatsoever. The terms and provisions of the assumption of Liabilities by the Purchaser are set forth in the Assumption Agreement dated as of the date hereof between the Purchaser and the Seller.

        5. NO THIRD PARTY BENEFICIARIES. This Bill of Sale and Assignment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Bill of Sale and Assignment.

        6. ASSIGNMENT. This Bill of Sale and Assignment may not be assigned by operation of Law or otherwise without the express written consent of the Seller and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller or the Purchaser); provided, however, that the Purchaser may assign this Bill of Sale and Assignment to an Affiliate of the Purchaser without the consent of the Seller.



                                       2.

        7. GOVERNING LAW. This Bill of Sale and Assignment shall be governed by, and construed in accordance with, the laws of the State of California.

        IN WITNESS WHEREOF, the Seller has caused this Bill of Sale and Assignment to be executed as of the date first written above by its officer thereunto duly authorized.

                                       QUALCOMM INCORPORATED



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT E

                  PRINCIPAL TERMS OF EMPLOYEE MATTERS AGREEMENT



1. Seller shall create a separate wholly owned subsidiary ("QCP"), which will continue to employ those identified employees of the Business that are necessary to the provision of certain enumerated services to Purchaser, including engineering, product management, quality, sales and marketing, as well as administrative and other services (e.g. information technology, human resources, finance and operations) to be agreed by the parties (the "Selected Business Employees"). Purchaser shall specifically identify such employees that Purchaser desires to include in the group of Selected Business Employees on or before January 17, 2000. Seller shall indemnify and hold harmless Purchaser with respect to any and all claims brought by employees of the Business that are not selected by Purchaser to be included in the group of Selected Business Employees to the extent such claims against Purchaser relate in any way to stock options in Seller held by employees not selected.

2. [ *** ] Notwithstanding the foregoing, except for normal and customary increases consistent with past practices, QCP shall not increase (as a result of increasing the level of benefits, salaries and the like, or the manner of calculating the overhead allocation) any such costs or other expenses to be charged to Purchaser without the prior written approval of Purchaser, which approval shall not be unreasonably withheld. QCP shall not be entitled to charge Purchaser for any such non-approved increased costs or expenses. In no event shall Purchaser have any obligation to pay to QCP for any such costs to the extent that they relate in any way to stock options held by any Selected Business Employee.

3. The Selected Business Employees shall perform such services as are reasonably specified by Purchaser from time to time. Except for those services specifically agreed to by the parties to be provided to Seller pursuant to the Retained Business Support Agreement, [ *** ], the Selected Business Employees shall, unless otherwise mutually agreed, perform services exclusively for Purchaser primarily for the purpose of design and development of CDMA handsets which incorporate Seller ASICs, to be manufactured by Purchaser, with sales and marketing and administrative support provided by QCP. The parties agree that in the event of any competing demands for services of the Selected Business Employees which may arise under the Retained Business Support Agreement or otherwise, the first priority of the Selected Business Employees in performing services shall be to perform those services to be performed for the benefit of Purchaser.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. The statutory officers of QCP shall be selected by Seller. All statutory officers of QCP shall consist of Seller officers and/or employees that are not within the group of Selected Business Employees.

5. The Board of Directors of QCP will consist of one board member. The board member shall be selected by Seller and will be an individual that is not within the group of Selected Business Employees.

6. QCP shall retain control of the employment relationship with the Selected Business Employees throughout the [ *** ] period, including the right to adjust pay, discipline, supervise, terminate, hire, promote, etc. QCP shall have the exclusive right, in its sole discretion, to grant stock options, if any, to the Selected Business Employees.

7. During the [ *** ] term, unless otherwise mutually agreed, Seller will not transfer any Selected Business Employee to Seller.

8. During the [ *** ] term, QCP will be responsible for ensuring compliance with applicable employment laws, including those related to payroll and compensation, benefits, withholding of state and federal taxes, workers compensation insurance, disability insurance, workplace safety, state and federal law relating to the employment relationship, as well as applicable record-keeping requirements. Any penalties or additional payments required as a result of QCP's failure to pay wages, taxes, insurance or other amounts required by law shall be borne by QCP.

9. Purchaser and QCP shall agree upon appropriate terms and conditions relating to confidentiality of information of Purchaser and QCP, and to ownership of intellectual property created or conceived by the Selected Business Employees during the [ *** ] term. Generally, any intellectual property created or conceived by any Selected Business Employee (except for intellectual property created or conceived in connection with performing those services specifically agreed to by the parties to be provided to Seller pursuant to the Retained Business Support Agreement) during the [ *** ] term shall be the property of Purchaser; provided, however, if any such intellectual property is derivative of any intellectual property owned by or licensed to Seller (or its affiliates) and in existence prior to the Closing Date, Purchaser shall not have any rights in such underlying intellectual property except as expressly granted to Purchaser elsewhere.

10. After the [ *** ] term, Purchaser shall identify those Selected Business Employees that Purchaser desires (excluding the statutory officers and the director of QCP) to hire as full-time employees of Purchaser and may make offers of employment to such employees. Any Selected Business Employee that is not hired or that declines to be hired by Purchaser may be transferred by Seller to Seller (or any affiliate of Seller). Purchaser shall pay all costs and expenses associated with any Selected Business Employee that is not offered employment by Purchaser as set forth above and is terminated by QCP upon the expiration of the [ *** ] term and not otherwise employed by Purchaser and/or Seller; provided, however, Purchaser shall have no liability for any such costs or expenses to the extent that they relate in any way to stock options in Seller held by any such Selected Business Employee, and Seller shall


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

indemnify and hold harmless Purchaser with respect to any and all claims brought by Selected Business Employees after the [ *** ] term to the extent such claims against Purchaser relate in any way to stock options in Seller held by any such Selected Business Employee.

11. If during the [ *** ] term Purchaser elects to reduce the number of Selected Business Employees, then Seller (and any of its affiliates) shall be entitled to transfer any such Selected Business Employees which Purchaser desires to exclude from the list of Selected Business Employees. Purchaser shall (i) pay all costs and expenses associated with any such Selected Business Employees not so transferred by Seller to Seller (or its affiliates) who are terminated by QCP prior to the expiration of the [ *** ] term and not otherwise employed by Seller (or its affiliates), and (ii) indemnify and hold harmless Seller and its officers, directors, employees and affiliates with respect to any and all claims arising out of or relating to any such early termination by QCP of any such Selected Business Employees; provided, however, Purchaser shall have no liability for any such costs or expenses and Purchaser shall have no obligation to provide such indemnification to the extent that they relate in any way to stock options in Seller held by any such Selected Business Employee, and Seller shall indemnify and hold harmless Purchaser with respect to any and all claims brought by Selected Business Employees to the extent such claims against Purchaser relate in any way to stock options in Seller held by any such Selected Business Employee.

12. The parties shall mutually agree to the manner in which Selected Business Employees shall be permitted to represent themselves with respect to third parties (for example, with respect to the use of business cards, stationary and the like); provided, however, in no case shall the Selected Business Employees be permitted to represent themselves in a manner which is inconsistent with being anything other than QCP employees; provided further, however, that that shall not preclude the Selected Business Employees from representing that, in their capacity as employees of QCP, they are performing services for Purchaser.

13. Services performed by the Selected Business Employees shall be provided on an "AS-IS" basis. QCP makes no warranty concerning such services.

14. With respect to any actions (or inaction) of the Selected Business Employees which are done as a result of the requirements or other requests of Purchaser, Purchaser shall indemnify and hold harmless Seller, QCP and Seller's officers, directors, employees and affiliates with respect to any and all claims arising out of or relating to any such actions (or inaction). Without limitation to the prior sentence, Purchaser shall indemnify and hold harmless Seller, QCP and Seller's officers, directors, employees and affiliates with respect to any and all claims for infringement arising out of or relating to engineering services provided to Purchaser by QCP and the Selected Business Employees. With respect to any actions (or inaction) of the Selected Business Employees which are done as a result of the requirements or other requests of QCP (other than as a result of the requirements or other requests of Purchaser), QCP shall indemnify and hold harmless Purchaser and Purchaser's officers, directors, employees and affiliates with respect to any and all claims arising out of or relating to any such actions (or inaction).


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT F

                     PRINCIPAL TERMS OF THE LEASE AGREEMENTS

LEASED FACILITIES:           Purchaser agrees to lease or sublease, as the case
                             may be, certain facilities from Seller as follows
                             (collectively, the "Leases") for use by Purchaser in continuing the Business:

                             [ *** ]

PREMISES:                    The foregoing list of properties represents the
                             parties' current expectations as to the space to be leased by Purchaser.

                             [ *** ]





*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             [ *** ]

                             All of the facilities will be delivered to Purchaser on a then current "as is" basis, without warranty by Seller; provided, however, the Purchaser shall have the right to inspect the facilities prior to the Closing and prepare a list of items requiring repair in order to put such properties in the condition required by the terms and conditions set forth in the Agreement, and Seller shall reasonably promptly fix, at Seller's cost and expense, those items required to be so repaired. Any future alterations will require the consent of Seller and the landlord under any applicable Master Lease.

                             [ *** ]

LEASE TERM:                  [ *** ]


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             [ *** ]

                             With respect to all other facilities, the term of the subject lease or sublease shall expire concurrently with the expiration of the existing term under the applicable Master Lease. Seller shall not be required to exercise any option to extend the term under any Master Lease. The lease or sublease arrangements shall commence on consummation of the sale of the Business; provided, however, that in the event the sale transaction does not close, Seller and Purchaser shall be under no obligation to lease the facilities, obtain assignments of leases or enter into subleases. Each form of lease or sublease shall be prepared by Seller and shall contain such other terms and conditions as are commonly found in leases currently being used by landlords for similar space in the vicinity of the subject properties.

                             [ *** ]


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             [ *** ]

NON-OWNED FACILITIES:        As to each facility [ *** ] Seller, at its
                             election, shall either assign the lease for such facility to Purchaser or sublease the subject space to Purchaser. Purchaser and Seller acknowledge that each proposed assignment and sublease will be subject to obtaining the consent of the landlord under the applicable Master Lease, and will be further subject to the restrictions on assignment/subletting contained in the applicable
                             Master Lease.

                             Each sublease shall provide that the subtenant will perform all of the obligations of the tenant under the Master Lease as well as such other obligations as are set forth in the form of sublease to be prepared by Seller and approved by Purchaser. Seller will use reasonable good faith efforts, at no cost or liability to Seller, to cause the landlord under each Master Lease to perform its obligations under the Master Lease for the benefit of Purchaser.

[ *** ]

LEASE RATE:                  [ *** ]


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             [ *** ]

                             [ *** ]

USE: Purchaser shall use the respective premises only for uses similar to those currently being conducted by Seller in such premises.

DEFAULTS; REMEDIES:          Each lease/sublease shall contain customary default
                             provisions, including without limitation, failure to pay rent, failure to perform the terms of the lease/sublease, and


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                             bankruptcy of Purchaser, etc. In addition, each lease/sublease shall contain customary remedies for tenant defaults, including, without limitation, late charges, the right to terminate Purchaser's possession of the leased premises, the right to seek damages, and the right to keep the lease or sublease in effect if so elected by Seller.

ASSIGNMENT/SUBLEASES:        None of the leases/subleases shall be assigned by
                             Purchaser, nor shall any sublease be entered into, without the prior written consent of Seller, which consent shall not be unreasonably withheld;
                             provided, however, Purchaser shall be able to sublease portions of a subject facility(ies) to an Affiliate(s) of Purchaser without obtaining the prior written consent of Seller. In addition, with respect to any subleased space, the consent of the landlord under the Master Lease will have to be obtained as well. [ *** ]

[ *** ]

BROKERS: Each party shall be responsible for the payment of any fees or commissions payable to any broker retained by such party in connection with this transaction, and any extension of the term of any lease.

OTHER TERMS:                 Each lease/sublease shall contain a requirement
                             that Purchaser maintain adequate insurance and other customary terms and conditions consistent with the leasing of commercial property.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT G

           PRINCIPAL TERMS OF THE RETAINED BUSINESS SUPPORT AGREEMENT


TERM: Purchaser shall provide Seller with prescribed Services (as defined below) and access to equipment and facilities (as described below) for a period of between six (6) and twelve (12) months (depending on the nature of the Service, equipment and/or facilities, which time frame for any given type of Service, equipment and/or facility shall be specified in greater detail in the definitive Retained Business Support Agreement or attached statements of work), or for that longer period of time as is mutually agreed to by the parties or that shorter period of time as is directed by Seller for any particular Service, equipment or facility (the "Term"). The provision of Services and the access to equipment and facilities shall be on mutually agreed upon terms and conditions, taking into account the availability of the subject equipment and facilities, as well as the work load of potentially affected personnel. The parties shall cooperate in good faith to define reasonable parameters for the provision of Services and the access to any subject equipment and facilities. Seller acknowledges and agrees that, in the event of any conflict between the needs of Purchaser and the needs of Seller with respect to the utilization of affected personnel, equipment or facilities, the needs of Purchaser shall have priority.

SERVICES:             The type and scope of such Services which Purchaser shall
                      make available to Seller shall consist of those services which are currently provided in the Business (except to the extent providing such Services compromises or could reasonably be expected to compromise Purchaser's confidential information, as reasonably determined by Purchaser) and which support other current business activities of Seller (such as the Condor business and other government and high security business and applications, the ASICs business, the Globalstar business and other satellite based business and applications such as global positioning, the OmniTracs business and other tracking or monitoring type businesses and applications, HDR, Eudora, net broadcast applications, and the wireless network test and deployment tools and software businesses), including the following services and technical support (collectively, the "Services"):

                      Manufacturing: Purchaser may provide services relating to the manufacture and assembly of subscriber equipment.

                      Engineering Services: Purchaser may provide engineering and technical services, including test.

                      Assistance with Litigation Matters: Purchaser may provide Seller with reasonable access to personnel and records with respect to any pending or threatened litigation matters to the extent such personnel and/or records are knowledgeable about/relevant to such matters.

EQUIPMENT/
  FACILITIES:         The type and scope of access to equipment and facilities
                      which Purchaser shall make available to Seller shall consist of the use of that equipment and those facilities that are used in the Business and which support other current business activities of Seller, including equipment and facilities used for test and development purposes
                      (except to the extent providing access to such equipment or facilities compromises or could reasonably be expected to compromise Purchaser's confidential information, as reasonably determined by Purchaser).

DESIGNATION:          As soon as reasonably practical and in any event prior to
                      the Closing Date, Seller shall designate to Purchaser the specific type and scope of the Services requested by Seller, as well as identified the equipment and facilities as to which Seller desires access; provided, however, Seller acknowledges and agrees that the ability of Purchaser to provide any requested Service and access as of the Closing Date and thereafter, and the initial quality of such Service, may be negatively impacted to the extent Seller makes its designations at a time(s) closer to the Closing Date than at an earlier time(s).

PERFORMANCE OF
SERVICES/ACCESS:      Purchaser shall provide the Services and permit such
                      access to equipment and facilities on an ongoing basis during the Term in accordance with mutually agreed upon reasonable parameters, taking into account availability of the subject equipment and facilities, as well as the work load of potentially affected personnel.

QCP EMPLOYEES:        It is acknowledged that Services to be provided under the
                      Retained Business Support Agreement may be performed by employees transferred to QCP and who otherwise are to exclusively provide their services to Purchaser in support of the Business. The use of any such employees shall be subject to mutually agreed upon statements of work or other mutually agreed upon work orders.

CHARGE FOR
SERVICES/ACCESS:      [***]

OTHER TERMS:          The Retained Business Support Agreement shall contain
                      other customary terms and conditions



*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT H

               PRINCIPAL TERMS OF THE TRADEMARK LICENSE AGREEMENT


FORM OF AGREEMENT:            Seller and Purchaser shall enter into a Trademark
                              License Agreement (the "Agreement") which shall contain normal and customary terms and conditions which shall be mutually agreed to and not otherwise inconsistent with this term sheet.

LICENSE TERMS:                Seller shall grant a nonexclusive,
                              nontransferable, world-wide, royalty free license to Purchaser to use the name "QUALCOMM" and certain other trademarks of Seller to be mutually agreed to by the parties on all product lines manufactured in commercial quantities by the Business as of the Closing Date (including on (i) all finished goods inventory purchased by Purchaser from Seller which finished goods inventory bore the name "QUALCOMM" on the Closing
                              Date, (ii) 5GP model units and PdQ units, and
                              (iii) on parts and accessories for any such Business products so long as Purchaser continues to manufacture, support and/or sell the products to which such parts and accessories relate). Such license to use may include the use of such trademarks on co-branded items, to the extent the parties mutually agree. If and to the extent the parties mutually agree, Seller may grant a nonexclusive, nontransferable, world-wide, license to Purchaser to use the name "QUALCOMM" and certain other trademarks of Seller (to be mutually agreed to by the parties) on other product lines manufactured in commercial quantities by
                              Purchaser.

AFFIRMATIVE COVENANTS:        The Agreement shall contain customary covenants,
                              including the duty of Purchaser to (i) maintain certain quality standards set by Seller for all products bearing the "QUALCOMM" name or any trademark licensed under the Agreement, and (ii) notify Seller with respect to any infringements of the trademarks.

                              In addition, the parties shall cooperate in obtaining any required registrations or making any filings in any country to protect the trademarks from unlawful use.

TERM OF AGREEMENT:            Except to the extent necessary to permit Purchaser
                              to perform warranty obligations and support the Business products, parts and accessories (for example, by providing replacement parts bearing any subject trademark), the license granted under the Agreement shall terminate [***] after the Closing Date, unless mutually extended.

                              In addition, the Agreement shall terminate in the event Purchaser fails to maintain the quality standards set by Seller with respect to the products, parts and/or accessories manufactured or sold by Purchaser that bear the name "QUALCOMM" (and the certain other trademarks of Seller to be mutually agreed to).

GOVERNING LAW; VENUE:         California; San Diego, California


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT I

              PRINCIPAL TERMS OF THE TRANSITION SERVICES AGREEMENT


TERM: Seller shall provide Purchaser with the Services (as defined below) for a period of between six (6) and twelve
                      (12) months (depending on the nature of the Service, which time frame for any given Service shall be specified in greater detail in the subject agreement or attached statement of work), or for that longer period of time as is mutually agreed to by the parties or that shorter period of time as is directed by Purchaser for any particular Service (the "Term"). These Services are in addition to those services being provided to Purchaser by QCP, as more fully described in the Principal Terms of Employee Matters Agreement term sheet.

SERVICES:             The type and scope of such Services which Seller shall
                      make available to Purchaser shall consist of those services which Seller currently provides in support of the Business (except to the extent providing such Services compromises or could reasonably be expected to compromise
                      Seller's confidential information, as reasonably determined by Seller), including the following services and technical support (collectively, the "Services"):

                      MIS Services: Seller may provide management information services to Purchaser related to the Business, including coordination of procurement of hardware and software and software development and sales and manufacturing.

                      Accounting Services: Seller may provide bookkeeping, accounting services, internal audit and financial analytical support services, each as related to the Business.

                      Human Resources and Payroll Services: Seller may provide services related to human resources as well as administration of employee payroll matters and maintenance of general employee insurance and benefit obligations and advice on employee relations and similar issues, each as related to the Business.

                      Facilities Services: Seller may provide services related to facilities to be leased by Purchaser from Seller such as security, mail services, etc.

                      Engineering Services: Seller may provide engineering and technical services, including but not limited to providing access to the test bed facility.

                      As soon as reasonably practical and in any event prior to the Closing Date, Purchaser shall designate to Seller the specific type and scope of the Services requested by Purchaser; provided, however, Purchaser acknowledges and agrees that the ability of Seller to provide any requested Service as of the Closing Date and thereafter, and the initial quality of such Service, may be negatively impacted to the extent Purchaser makes its designations at a time(s) closer to the Closing Date than at an earlier time(s).

PERFORMANCE OF
SERVICES:             Seller shall provide the Services on an ongoing basis
                      during the Term.

CHARGE FOR
SERVICES:             [***]

OTHER TERMS:          The Transition Services Agreement shall contain other
                      customary terms and conditions.


*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT J

         FORM OF OPINION OF PURCHASER'S AND PARENT CORPORATION'S COUNSEL


        Please note that, as a firm, we are not able to opine on the enforceability of noncompete, nonsolicit or licensing provisions. In addition, the opinion shall contain customary assumptions and exceptions. The following opinions are subject to approval by our opinion committee.

        1. Each of the Purchaser and the Parent Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Each of the Purchaser and the Parent Corporation has all necessary corporate power and authority to execute and deliver the Asset Purchase Agreement and the Related Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by each of the Purchaser and the Parent Corporation of the Asset Purchase Agreement and the Related Agreements to which it is a party, the performance by it of its obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly authorized by all requisite corporate action on its part. The Asset Purchase Agreement and the Related Agreements to which each of the Purchaser and the Parent Corporation is a party have been duly executed and delivered by it, and (assuming due authorization, execution and delivery by the Seller) the Asset Purchase Agreement and the Related Agreements to which each of the Purchaser and the Parent Corporation is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their respective terms, except as rights to indemnity under Article VIII of the Asset Purchase Agreement and rights to indemnity and contribution under any of the Related Agreements may be limited by applicable laws and except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, arrangement, moratorium or similar law affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        2. Assuming that all approvals required under the HSR Act have been made or obtained, the execution, delivery and performance by each of the Purchaser and the Parent Corporation of the Asset Purchase Agreement and the Related Agreements to which it is a party do not and will not, to the best of our knowledge, conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any law or governmental order of the State of California or the United States of America applicable to the Purchaser or the Parent Corporation or any of their respective assets, properties or businesses (except that we express no opinion as to any law or governmental order related to any telecommunications regulatory matter).

        3. The execution, delivery and performance by each of the Purchaser and the Parent Corporation of the Asset Purchase Agreement and the Related Agreements to which it is a party, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority of the State of California or the United



                                       1.

States of America, except the notification requirements of the HSR Act (except that we express no opinion as to any law or governmental order related to any telecommunications regulatory matter).

        4. The execution, delivery and performance of the Asset Purchase Agreement and the Related Agreements to which each of the Purchaser and the Parent Corporation is a party do not and will not violate any provision of its Certificate of Incorporation or Articles of Incorporation or bylaws.

        5. To the best of our knowledge, as of the date of the Asset Purchase Agreement, there was no Action pending or threatened in writing, which seeks to delay or prevent the consummation of, or which would be reasonably likely to materially adversely affect the Purchaser's or the Parent Corporation's ability to consummate the transactions contemplated by the Asset Purchase Agreement or any Related Agreement, pending before any Governmental Authority of the State of California or the United States of America.



                                       2.

                                    EXHIBIT K

                       FORM OF OPINION OF SELLER'S COUNSEL

Please note that, as a firm, we are not able to opine on the enforceability of noncompete, nonsolicit or licensing provisions. In addition, the opinion shall contain customary assumptions and exceptions. The following opinions are subject to approval by our opinion committee.

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on the Business as it has been and is currently conducted. The Company has all necessary corporate power and authority to execute and deliver the Asset Purchase Agreement and the Related Agreements to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery by the Company of the Asset Purchase Agreement and the Related Agreements to which it is a party, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of the Company. The Asset Purchase Agreement and the Related Agreements to which it is a party have been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by the Purchaser and the Parent Corporation) the Asset Purchase Agreement and the Related Agreements to which the Company is a party constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Article VIII of the Asset Purchase Agreement and rights to indemnity and contribution under any of the Related Agreements may be limited by applicable laws and except as enforceability may be limited by applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, arrangement, moratorium or similar law affecting creditors' rights and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

        2. Assuming that all approvals required under the HSR Act, and that all consents, approvals, authorizations, other actions, filings and notifications listed in Sections 3.2, 3.3 and 3.15 of the Disclosure Schedule, have been made or obtained, the execution, delivery and performance by the Company of the Asset Purchase Agreement and the Related Agreements to which the Company is a party do not and will not, to the best of our knowledge, conflict with or violate (or cause an event which could have a Material Adverse Effect as a result of) any law or governmental order of the State of California or the United States of America applicable to the Company or any of its assets, properties or businesses, including, without limitation, the Assets and the Business (except that we express no opinion as to any law or governmental order related to any telecommunications regulatory matter).

        3. The execution, delivery and performance by the Company of the Asset Purchase Agreement and the Related Agreements to which the Company is a party, do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority of the State of California or the United States of America, except (i) as described in Sections 3.2, 3.3 and 3.15 of the Disclosure Schedule and (ii)



                                       1.

the notification requirements of the HSR Act (except that we express no opinion as to any law or governmental order related to any telecommunications regulatory matter).

        4. The execution, delivery and performance of the Asset Purchase Agreement and the Related Agreements to which the Company is a party do not and will not violate any provision of the certificate of incorporation or bylaws of the Company.

        5. Except as disclosed in Section 3.12 of the Disclosure Schedule, to the best of our knowledge, as of the date of the Asset Purchase Agreement, there were no Actions by or against the Company relating to the Business, or affecting or that could reasonably be expected to materially and adversely affect any of the Assets or the Business, pending before any Governmental Authority of the State of California or the United States of America (or, to the best of our knowledge, threatened in writing to be brought by or before any Governmental Authority of the State of California or the United States of America). To the best of our knowledge, none of the matters disclosed in Section 3.12 of the Disclosure Schedule could reasonably be expected to materially and adversely affect the legality, validity or enforceability of any of the material terms of the Asset Purchase Agreement and the Related Agreements or the consummation of the transactions contemplated thereby.



                                       2.